UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PLUM CREEK TIMBER COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

2010 Annual Meeting

of Stockholders

and Proxy Statement

PLUM CREEK TIMBER COMPANY, INC.

Dear Stockholder:

It is a pleasure to invite you to Plum Creek’s Annual Meeting of Stockholders on Tuesday, May 4, 2010, beginning at 2:00 p.m. local time, at the Washington Athletic Club in Seattle, Washington. Driving instructions to the Washington Athletic Club can be found at the back of this document.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, I urge you to vote your proxy as soon as possible. You can vote over the internet, by telephone or by mailing back a proxy card. Voting in any of these ways will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these options. If you do attend the meeting in person, you will have the opportunity, if you desire, to change your vote at the meeting.

The agenda for the Annual Meeting includes:

–	The election of nine (9) directors to serve until the 2011 Annual Meeting

–	A proposal to ratify the appointment of Ernst & Young as Plum Creek’s independent auditors

–	A stockholder proposal (if properly presented at the meeting) concerning an amendment to Plum Creek’s By-laws

The Board of Directors recommends that you vote “FOR” each of the director nominees, “FOR” ratifying the appointment of Ernst & Young as Plum Creek’s independent auditors, and “AGAINST” the stockholder proposal concerning the By-laws amendment.

In addition to these specific matters, there will be a report on Plum Creek’s business following the business portion of the meeting, and you will have an opportunity to ask questions.

If you have any questions concerning the Annual Meeting or any of the proposals, please contact our Investor Relations Department at (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect).

I look forward to seeing you on May 4th in Seattle.

Sincerely yours,

Rick R. Holley President and Chief Executive Officer

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

PLUM CREEK TIMBER COMPANY, INC.

999 Third Avenue, Suite 4300

Seattle, Washington 98104-4096

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 4, 2010

NOTICE is hereby given of the Annual Meeting of Stockholders of Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”).

MEETING DATE, TIME AND LOCATION	The Annual Meeting of Stockholders will take place on Tuesday, May 4, 2010, at 2:00 p.m. local time, in the Noble Room at the Washington Athletic Club located at 1325 Sixth Avenue, Seattle, Washington. Please refer to the map and the driving instructions located at the back of this document for the location of the Washington Athletic Club.

MEETING AGENDA	The purposes of the Annual Meeting of Stockholders are:

1.   To elect nine (9) persons to serve on the Company’s Board of Directors for one-year terms expiring at the Annual Meeting of Stockholders to be held in 2011 and until their successors are duly elected and qualified;

2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2010;

3.   To consider and act upon a stockholder proposal, if it is properly presented at the meeting, regarding an amendment to the Company’s By-laws to change the required vote for approval of items of business at stockholder meetings; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE	You are entitled to vote on the matters presented at the Annual Meeting of Stockholders if you were a stockholder of record at the close of business on March 10, 2010.

VOTING	Please submit your proxy as soon as possible so that your shares can be voted at the meeting. Properly executing and submitting the enclosed proxy card will appoint Rick R. Holley, David W. Lambert and James A. Kraft as your proxies. You may submit your proxy and vote your shares (1) by internet, (2) by telephone or (3) by mail. For instructions on how to vote, please refer to the enclosed proxy card.
If your shares are held in “street name” by a broker, bank or other registered holder of record, you are not the registered holder of record of the stock (and your name is not on the Company’s list of registered stockholders), but you are considered the beneficial owner of the stock, and these proxy materials are being forwarded to you by your broker, bank or other registered holder of record of the stock. If you hold your stock in street name and would like to vote in person at the meeting, you must bring with you a proxy, executed in your favor, from your broker, bank or other registered holder of record.

ELECTRONIC ACCESS OF PROXY MATERIALS	We are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of the Company’s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2009 (including the 10-K wrap) on our website at http://proxy.plumcreek.com, which does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. The proxy statement and the Annual Report are also available at www.proxyvote.com, where stockholders may vote their proxies over the internet.

By Order of the Board of Directors,

James A. Kraft Senior Vice President, General Counsel and Secretary March 30, 2010

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

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STOCKHOLDER PROPOSALS	45
ANNUAL REPORT	45
ANNUAL REPORT ON FORM 10-K	45
INCORPORATION BY REFERENCE	45
OTHER MATTERS	45
APPENDIX A	A-1
APPENDIX B	B-1

ii | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

PLUM CREEK TIMBER COMPANY, INC.

999 THIRD AVENUE, SUITE 4300

SEATTLE, WASHINGTON 98104-4096

PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 4, 2010

The Date of this Proxy Statement is March 30, 2010.

PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY THE BOARD OF DIRECTORS OF PLUM CREEK TIMBER COMPANY, INC., TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 4, 2010, AT 2:00 P.M. LOCAL TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, FOR THE PURPOSES SET FORTH IN THE ATTACHED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 10, 2010, ARE ENTITLED TO VOTE AT THE ANNUAL MEETING. THE COMPANY ANTICIPATES THAT THE ATTACHED NOTICE, THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD WILL FIRST BE SENT TO STOCKHOLDERS ON OR ABOUT MARCH 30, 2010.

SOLICITATION AND REVOCABILITY OF PROXY

This Proxy Statement is furnished to stockholders of Plum Creek Timber Company, Inc., a Delaware corporation (“Plum Creek” or the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the Company’s Annual Meeting of Stockholders on May 4, 2010, or any adjournment or postponement thereof (the “Annual Meeting”). Proxy cards that are properly executed and returned to the Company or voted by telephone or internet, and not later revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the enclosed proxy card. Proxies received without specific voting instructions, unless revoked before exercised, will be voted:

•	“For” each of the nominees for director listed in these materials and on the enclosed proxy card;

•	“For” ratifying the appointment of Ernst & Young LLP as the Company’s independent auditors for 2010; and

•	“Against” the stockholder proposal regarding an amendment to the Company’s By-laws to change the required vote for approval of items of business at stockholder meetings.

Proxies will be voted on such other matters as may properly come before the meeting, or any adjournment or postponement thereof, in the discretion of the appointed proxy holders.

Any person giving a proxy may revoke it at any time prior to its exercise. A proxy may be revoked either by: (1) filing an instrument of revocation with the Company’s Corporate Secretary at 999 Third Avenue, Suite 4300, Seattle, Washington 98104-4096; (2) voting by telephone at a later date; (3) voting by internet at a later date; or (4) signing and submitting another proxy card with a later date. A proxy may also be revoked by voting in person at the meeting. If your shares of Plum Creek common stock are held in street name (in the name of a broker, bank or other registered holder of record), you must obtain a proxy, executed in your favor, from the registered holder of record of the stock to be able to vote in person at the Annual Meeting.

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed proxy card, and any additional material that may be furnished to stockholders. In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock

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Exchange (“NYSE”), the Company will also reimburse brokerage firms, banks and other registered holders for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of Plum Creek common stock. In addition to solicitation by mail, directors, officers or other employees of the Company, without extra compensation, may solicit proxies in person or by telephone or facsimile. Laurel Hill Advisory Group will assist the Company in the solicitation of proxies for a fixed fee of $10,000 and reasonable out-of-pocket expenses, to be paid by the Company.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Each year in connection with the annual meeting of stockholders, the Company is required to send to each registered stockholder of record a proxy statement and annual report and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other registered holder of record. Because many stockholders hold shares of our common stock in multiple accounts or share an address with other stockholders, this process results in duplicate mailings of proxy statements and annual reports. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows.

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact Investor Relations by mail at 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096; or by telephone at (800) 858-5347 if calling within the United States and Canada, or at (206) 467-3600 if calling outside the United States and Canada (call collect).

Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other registered holder of record that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other Plum Creek stockholders who share an address with you. If you currently receive more than one proxy statement or annual report at your household and would like to receive only one copy of each in the future, you should contact a representative of your broker, bank, trust or other holder of record.

Right to Request Separate Copies. If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address, then please notify the Company or your broker, bank, trust or other holder of record, and additional proxy statements or annual reports will be delivered to you. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may also contact Investor Relations using the contact information provided above.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 4, 2010. This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (including the 10-K Wrap) are available on Plum Creek’s web site at http://proxy.plumcreek.com , which does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. These materials are also available at www.proxyvote.com, where stockholders may vote their shares over the internet (see Voting Options below). Directions to the location of the Annual Meeting are also available on Plum Creek’s web site at http://proxy.plumcreek.com and at the back of this Proxy Statement.

VOTING OPTIONS

Your vote is important. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares via the internet, by phone or by signing, dating and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you want to do so, because your vote by proxy is revocable at your option. Voting by internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Most

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important, by using the internet or telephone, you help the Company reduce postage and proxy tabulation costs. Or, if you prefer, you can vote by mail by returning the enclosed proxy card in the addressed, prepaid envelope provided.

Vote by Internet. You can vote your shares over the internet at www.proxyvote.com until 11:59 P.M. Eastern Time on May 3, 2010, the day before the meeting date. Have the enclosed proxy card in hand when you access the web site and follow the instructions to cast your vote on the three matters discussed in this Proxy Statement.

Vote by Telephone. You can vote your shares over the telephone by calling 1-800-690-6903 until 11:59 P.M. Eastern Time on May 3, 2010, the day before the meeting date. Have the enclosed proxy card in hand when you call and follow the instructions to cast your vote on the three matters discussed in this Proxy Statement.

Vote by Mail. You can vote your shares by mail by signing, dating and completing the enclosed proxy card and mailing it in the enclosed postage paid envelope or you can return it to Plum Creek Timber Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Note: Do not return your proxy card if you are voting by telephone or internet.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

Under the Delaware General Corporation Law (“Delaware Law”) and the Company’s Amended and Restated Bylaws, as amended (the “Company Bylaws”), the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Each share of Plum Creek common stock entitles the holder to one vote on each of the three (3) proposals to be presented at the Annual Meeting. Abstentions and broker non-votes are counted toward determining a quorum.

Broker Non-Votes

A broker non-vote occurs when a registered holder of stock that is holding shares on behalf of the beneficial owner of that stock (e.g., a broker or bank or other share custodian holding stock on behalf of its client) votes on behalf of the beneficial owner of the stock on at least one proposal, but not on another, because the registered holder does not have discretionary voting authority with respect to that item of business and has not received instructions from the beneficial owner.

Under NYSE rules, the ratification of the appointment of our independent auditors is considered a “discretionary” item. This means that brokerage firms and other registered holders of stock may vote in their discretion on this matter on behalf of their clients who have not otherwise furnished voting instructions before the meeting. In contrast, the election of directors and the stockholder proposal are “non-discretionary” items. This means that brokerage firms that have not received voting instructions from their clients on this proposal may not vote on the proposal.

Voting Standard for Director Elections

Directors are elected according to a majority vote standard. The Company Bylaws provide that a nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominees’s election. The Company Bylaws also provide that in a contested election (a situation in which the number of director nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast at any such meeting.

Under the majority voting standard, Company policy governs whether current directors who are not re-elected continue to serve until their successors are elected. Under Delaware Law, any director who is currently serving on the Board and who is not re-elected at the end of his or her term of office nonetheless continues to serve on the Board as a “holdover director” until his or her successor has been elected. To address this situation, the Board has adopted a Corporate Governance Policy on Majority Voting, which can be found in the Company’s Corporate Governance Guidelines.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 3

Under the policy, any director who does not receive the required number of votes for re-election under the majority voting standard, must tender his or her resignation to the Chairman of the Board. The Board will consider the tendered resignation and, within 90 days of the stockholder meeting at which the election occurred, decide whether to accept or reject the tendered resignation, and will publicly disclose its decision and the process involved in the consideration. Absent a compelling reason to reject the resignation, the Board shall accept the resignation. The director who tenders his or her resignation will not participate in the Board’s decision. Only persons who are currently serving as directors and seeking re-election can become a “holdover director” under Delaware Law. Therefore, the Corporate Governance Policy on Majority Voting would not apply to any person who was not then serving as a director at the time he or she sought, and failed to obtain, election to the Board. For 2010, all nominees for the election of directors are currently serving on the Board.

The complete Corporate Governance Policy on Majority Voting is available on the Company’s website at www.plumcreek.com by clicking on “Investors,” then “Corporate Governance” and finally “Governance Guidelines.”

Vote Required for Each Item of Business

Proposal 1. For Proposal 1, a nominee will be elected to the Board only if the votes cast “FOR” such nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes will have no effect on the outcome of the election.

Proposal 2 and Proposal 3. For Proposal 2 (ratifying the appointment of Ernst & Young) and Proposal 3 (stockholder proposal requesting an amendment to the Company Bylaws to change the required vote for approval of items of business at stockholder meetings), the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on each item of business is required.

On February 9, 2010, the Board amended Article II, Section 9 of the Company Bylaws to change the required vote for items of business to be approved at stockholder meetings (other than director elections or matters with a legally specified vote standard). Previously, the Company Bylaws required a majority of shares present and entitled to vote at the meeting of stockholders (that is, a majority of shares constituting a quorum at the meeting) in order for an item of business to be approved. The amendment to the Company Bylaws changed this vote requirement to mirror the default voting standard for corporations incorporated in the State of Delaware, which requires approval of a majority of shares present and entitled to vote on the specific item in question.

Under this voting standard, abstentions have the same effect as a vote against the item of business, and broker non-votes have no effect on the vote outcome. Votes to abstain are counted in the vote tally because they represent shares entitled to vote on the specific item in question (an abstention is an actual vote). Broker non-votes, on the other hand, have no effect on the vote because those shares are not entitled to vote on the items of business and are thus not counted.

Therefore, abstentions, if any, will have the same effect as a vote against Proposal 2 and Proposal 3, and broker non-votes, if any, will have no effect on either proposal. A copy of the amendment to the Company Bylaws is attached hereto as Appendix B.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of the Board of Directors

Pursuant to Delaware Law and the Company Bylaws, the business, property and affairs of the Company are managed under the direction of the Board. The current members of the Board are Rick R. Holley, Robin Josephs, John G. McDonald, Robert B. McLeod, John F. Morgan Sr., Marc F. Racicot, John H. Scully, Stephen C. Tobias and Martin A. White. Members of the Board are kept informed of the Company’s business through discussions with Plum Creek’s officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held four regularly scheduled meetings during 2009.

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Director Independence

The Board’s governance principles require that at least two-thirds of the Board be comprised of independent directors and that each of the Board’s three committees be comprised solely of independent directors. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with NYSE listing standards for director independence. A copy of these standards can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link.

With the assistance of its legal counsel, the Corporate Governance and Nominating Committee reviewed written responses to submitted questionnaires completed by each member of the Board against the Board’s and the NYSE’s director independence standards, along with NYSE and SEC independence standards specifically applicable to Board members who serve on the Audit Committee. On the basis of this review, the Corporate Governance and Nominating Committee advised the full Board of its conclusions regarding director independence. After considering the Committee’s recommendation, the Board affirmatively determined that each of Ms. Josephs and Messrs. McDonald, McLeod, Morgan, Racicot, Scully, Tobias and White is independent under the Board’s and the NYSE’s independence standards. In addition, the Board determined that each member of the Audit Committee is independent under the NYSE’s and SEC’s independence standards for directors who serve on audit committees.

Board Leadership Structure

The Company separates the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, in consultation with the Chief Executive Officer, sets the agenda for the Board meetings and presides over meetings of the Board. In addition, the Company believes that the separation provides a more effective monitoring and objective evaluation of the Chief Executive Officer’s performance. The separation also allows the Chairman of the Board to strengthen the Board’s independent oversight of the Company’s performance and governance standards.

In order to give a voice to our independent directors, the Corporate Governance Guidelines provide for at least four executive sessions of solely independent directors. The Corporate Governance Guidelines provide that the Chairman of the Board preside at, and set the agenda for, all executive sessions of independent directors. If the Board has not selected a Chairman, then the Corporate Governance Guidelines require that the chair of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee each preside over the meetings of the independent directors in rotating order as decided by the other independent directors.

Another key component of Board leadership is the role of the Board committees. The Board has divided oversight functions among three committees, each of which is comprised entirely of independent directors and covers an extensive agenda. These committees regularly report back to the full Board with specific findings and recommendations in their areas of oversight and also coordinate with the President and Chief Executive Officer and other members of management.

The Company believes that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies and procedures, function extremely well in strengthening Board leadership, fostering cohesive decision-making at the Board level, solidifying director collegiality, improving problem solving and enhancing strategy formulation and implementation.

Role of the Board of Directors in Risk Oversight

Our Board of Directors administers its risk oversight function both directly and with the assistance of the Audit Committee. The Board, which meets at least quarterly, regularly discusses with members of senior management the

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 5

major operational and financial risks (including credit and liquidity risks) facing the Company, and their potential financial impact on the Company and the steps we take to manage them. The Audit Committee, which meets frequently with the Company’s independent auditors and members of senior management responsible for managing risk associated with financial reporting, reports regularly to the Board on these financial reporting matters.

Board Committees

The Board has a standing Compensation Committee, Corporate Governance and Nominating Committee and Audit Committee.

Compensation Committee. During 2009, the Compensation Committee met four (4) times. The Compensation Committee acts pursuant to a written charter adopted in January 2003, which can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link. The Committee is responsible for developing and modifying over time the Company’s compensation policies and plans, including the compensation policies and plans for the Company’s executive officers and directors. It is also responsible for making recommendations to the Board concerning amendments to the Company’s compensation plans and, in certain instances, making amendments to such plans. The Committee also oversees the annual performance evaluation of the Company’s President and Chief Executive Officer and is responsible for producing a report on executive compensation for inclusion in the Company’s proxy materials. The current members of the Compensation Committee are Ms. Josephs and Messrs. McLeod, Tobias and White (Chairman).

The Compensation Committee reviews executive compensation each year. To assist it in doing its job, the Compensation Committee has retained the firm of Towers Watson, a nationally recognized compensation consulting firm. Towers Watson is engaged by and reports directly to the Compensation Committee and interacts with management as necessary to fulfill its responsibilities. Representatives of Towers Watson participate in most regularly scheduled meetings of the Compensation Committee.

For 2009, the Compensation Committee instructed Towers Watson to keep the Compensation Committee apprised of current and developing trends in executive compensation.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met three (3) times during 2009. The Committee acts pursuant to a written charter adopted in January 2003, which can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link. The Committee is responsible for overseeing and coordinating the Company’s corporate governance practices. The Committee advises the Board with respect to matters of Board composition and procedures and is responsible for developing and recommending to the Board the Company’s corporate governance principles. The Committee also oversees the annual performance evaluation of the Board and its committees. The current members of the Corporate Governance and Nominating Committee are Messrs. Morgan, McDonald, Scully (Chairman) and Tobias.

Audit Committee. The Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During 2009, the Audit Committee met nine (9) times. The Audit Committee acts pursuant to a written charter, which was originally adopted by the Board during 2000, and was last revised in May of 2008. The Audit Committee charter can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link. Among other things, the Committee has the responsibility to appoint, terminate, replace, compensate and oversee the Company’s independent auditors; to review and approve the scope of the annual audit; to interview the independent auditors for review and analysis of the Company’s financial systems and controls; and to review the independence of, and pre-approve any audit or non-audit services provided by, the independent auditors.

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Current members of the Audit Committee are Ms. Josephs and Messrs. McDonald (Chairman), Morgan and Racicot. The Board of Directors has determined that each of the current members of the Audit Committee is independent in accordance with both NYSE listing standards applicable to audit committee members and Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board has designated Ms. Josephs as an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

Report of the Audit Committee

In connection with the Audit Committee’s review of the Company’s financial statements for the year ended December 31, 2009:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company;

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

4.	Based on the review and discussions of the above three items, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Robin Josephs, John G. McDonald (Chairman), Marc F. Racicot* and John F. Morgan Sr.

* Mr. Racicot joined the Board and the Audit Committee on March 1, 2010, and did not participate in any of the foregoing reviews or discussions.

Selection of Nominees to the Board of Directors

Stockholder Nominations. The Corporate Governance and Nominating Committee will consider director nominee recommendations from stockholders. Stockholder recommendations must be in writing and addressed to the Chairman of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096. If a stockholder intends to make a nomination at any annual stockholder meeting, the Company Bylaws require that the stockholder deliver written notice to the Company not more than 90 days or less than 60 days prior to the anniversary date of the Company’s previous year’s annual meeting of stockholders. The notice must comply with the Company Bylaws and set forth, among other things: (1) the name and address of the stockholder who intends to make the nomination; (2) the name, age, address and principal occupation of the proposed director nominee or nominees; (3) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) the consent of each proposed director nominee to serve as a director of the Company if so elected; and (5) the number of shares of common stock of the Company owned by the notifying stockholder and by the proposed director nominee or nominees. These Company Bylaw provisions afford the Board the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 7

Director Qualifications. The Corporate Governance and Nominating Committee believes that the minimum qualification for serving as a director of the Company is that a director nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. A director nominee must also have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities. In addition, the Committee examines a candidate’s specific experiences and skills in the context of the Board’s needs, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Committee also seeks to have the Board represent a diversity of backgrounds and experience. Although the Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity, it seeks to have a Board of Directors that represents a diversity of backgrounds, skills and experience. The Committee assesses its achievement of diversity as part of its annual review of the director nomination process.

Selection Process for Director Nominees. The Corporate Governance and Nominating Committee identifies potential director nominees by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above. From time to time, the Committee engages firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified as a potential candidate by the Corporate Governance and Nominating Committee, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of the Committee contacts the candidate. Generally, if the candidate expresses a willingness to be considered and to serve on the Board, the Committee requests information from the candidate, reviews his or her accomplishments and qualifications in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder. Mr. Racicot, who was appointed to the Board on March 1, 2010, was recommended to the Committee for consideration by members of senior management.

Executive Sessions of the Board of Directors

In accordance with the Company’s Corporate Governance Guidelines, the Board’s independent directors meet in executive session at least four (4) times each year. The Chairman of the Board, who must be an independent director under the Corporate Governance Guidelines, presides at, and sets the agenda for, each executive session of the independent directors. If the Board has not selected a Chairman, then the Corporate Governance Guidelines require that the chair of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee each preside over the meetings of the independent directors in rotating order as decided by the other independent directors. Mr. Ian B. Davidson served as Chairman of the Board until his retirement on May 6, 2009, and presided over two executive sessions of the Board during 2009. Mr. Morgan began serving as Chairman of the Board following Mr. Davidson’s retirement and presided over all other executive sessions of the independent members of the Board during 2009.

Communicating with the Board

Anyone who wishes to notify or communicate with the entire Board of Directors, any individual director or the independent directors as a group, may do so. Communications should be delivered to the following address, marked “confidential”, care of Corporate Secretary, Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington 98104-4096. The Corporate Secretary reviews all such correspondence and will forward to the Chairman

8 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

of the Board of Directors, or other individual director or group of directors, as the case may be, a copy of such correspondence that, in the opinion of the Corporate Secretary, relates to the functions of the Board or its committees, or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. These stockholder communication procedures were approved by the Board of Directors.

Board Member Attendance at Board and Committee Meetings During 2009

The table below summarizes Board member attendance at both regularly scheduled and special meetings of the Board of Directors and each committee on which he or she serves. In 2009, there were four (4) meetings of the Board of Directors, nine (9) meetings of the Audit Committee, three (3) meetings of the Corporate Governance and Nominating Committee and four (4) meetings of the Compensation Committee. As the Company’s President and Chief Executive Officer, Mr. Holley periodically attended meetings of the Board’s committees at their invitation. Mr. Holley’s attendance at those meetings is not reported in the table below because Mr. Holley is not a member of any Board committee.

Mr. Morgan was appointed to the Corporate Governance and Nominating Committee on May 6, 2009 and attended each committee meeting during 2009 held after the date of his appointment.

Mr. Racicot was not a member of the Board at any time during 2009.

Name	Board Meetings Attended by Director	Audit Committee Meetings Attended by Director	Corporate Governance and Nominating Committee Meetings Attended by Director	Compensation Committee Meetings Attended by Director
Rick R. Holley	4	n/a	n/a	n/a
Robin Josephs	4	8	n/a	3
John G. McDonald	4	9	3	n/a
Robert B. McLeod	4	n/a	n/a	4
John F. Morgan Sr.	4	9	2	n/a
Marc F. Racicot	n/a	n/a	n/a	n/a
John H. Scully	3	n/a	3	n/a
Stephen C. Tobias	4	n/a	3	4
Martin A. White	4	n/a	n/a	4

Board Member Attendance at Annual Meetings

While members of the Board are always welcome to attend each annual meeting of stockholders, the Board has no formal policy requiring their attendance. Four of the Company’s current directors, Messrs. Holley, McLeod, Morgan and Tobias, attended the 2009 annual meeting of stockholders held on May 6, 2009. Mr. Ian B. Davidson, who retired from the Board effective May 6, 2009, also attended last year’s stockholder meeting.

Code of Ethics and Other Corporate Governance Information

The Company maintains a code of ethics, entitled the Plum Creek Code of Conduct , which applies to each director and to the principal executive officer, the principal financial officer and the principal accounting officer as well as to all other employees of the Company. The Plum Creek Code of Conduct, along with the governing charters of each of the

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 9

Board’s committees and the Company’s Corporate Governance Guidelines, can be found in the “Corporate Governance” section of the Company’s website accessible to the public at www.plumcreek.com. To find this section of the website, click on the “Investors” link and then the “Corporate Governance” link. The Company will post any amendments to, or waivers from, its Code of Conduct (to the extent applicable to any director or any of the Company’s executive officers, including the principal executive officer, principal financial officer or principal accounting officer) at this location on its website. The company will also post to its website the name of any director who simultaneously serves on the audit committee of more than three public companies, along with the Board’s determination that such service would not impair any such director’s ability to serve on the Audit Committee. In addition to these documents, the Company’s proxy statements and annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and reports concerning transactions in the Company’s stock by directors and certain officers of the Company, and any amendments to those reports, can also be found on the Company’s website by first clicking the “Investors” link, then the “Financial Publications” link and finally the “SEC Filings” link. Copies of any of these documents may be obtained from our website or free of charge by contacting the Company’s Investor Relations Department at 999 Third Avenue, Suite 4300, Seattle, Washington 98104-4096, or by calling (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect).

Director Compensation

The Compensation Committee periodically reviews director compensation and engages Towers Watson to advise it on market data, trends and recommendations for this review. Based upon this review and advice, the Compensation Committee then makes recommendations to the full Board regarding the compensation for the outside directors.

2009 Director Compensation

Our non-employee directors receive the following compensation for their service on the Board:

•	$40,000 annual cash retainer
•	$2,000 meeting fee for each meeting of the Board (one-half of this amount is paid for participation in any telephonic meeting unless otherwise determined by the Chairman of the Board)
•	2,000 shares of the Company’s common stock that carry a six-month restriction on transfer

The Chairman of the Board receives an additional annual retainer of $30,000, and members of Board committees may receive the following amounts, depending upon their involvement with each committee of the Board:

•

Audit Committee—$10,000 annual cash retainer for the Chairperson of the Committee; $5,000 annual cash retainer for other Committee members. All members of the Committee receive a $2,000 fee for each meeting of the Committee (one-half of this amount is paid for participation in any telephonic meeting unless otherwise determined by the Committee Chairperson).

•

Compensation, Corporate Governance and Nominating Committees—$5,000 annual cash retainer for the Chairperson of each committee. Members of each committee receive a $1,500 fee for each committee meeting (one-half of this amount is paid for participation in any telephonic meeting unless otherwise determined by the Committee Chairperson).

Directors have the choice to elect to take all or a portion of their Board fees in common stock of the Company and may defer all or part of their fee compensation. Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

10 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

The table below summarizes compensation received by non-employee directors of the Board during 2009.

Name	Fees Earned or Paid in Cash ($)(A)	Stock Awards ($)(B)	Option Awards ($)(C)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robin Josephs	$66,500	$62,640	–	–	–	–	$129,140
John G. McDonald	$73,000	$62,640	–	–	–	–	$135,640
Robert B. McLeod	$54,000	$62,640	–	–	–	–	$116,640
John F. Morgan Sr.	$86,865	$62,640	–	–	–	–	$149,505
John H. Scully	$53,000	$62,640	–	–	–	–	$115,640
Stephen C. Tobias	$57,000	$62,640	–	–	–	–	$119,640
Martin A. White	$59,000	$62,640	–	–	–	–	$121,640
Ian B. Davidson (D)	$38,673	$62,640	–	–	–	–	$101,313

(A)

Fees earned or paid in cash—includes cash retainers and meeting fees earned in 2009. Under the terms of the Plum Creek Director Stock Ownership Plan, directors may also elect to receive shares of the Company’s common stock in lieu of cash fees based on the closing price of the stock on the date such cash fees are payable to the director. Mr. White elected to receive 100% of his cash fees in common stock under the plan, and Mr. Tobias elected to receive 50% of his cash fees in stock under the plan. For cash fees earned in 2009, Mr. White was paid 1,877 shares of common stock, and Mr. Tobias was paid 903 shares of common stock, which he deferred under the terms of the Plum Creek Deferral Plan.

(B)

Stock awards—represents the grant date fair value, calculated in accordance with Accounting Standards Codification (ASC) 718, for grants of restricted stock awards made to non-employee directors of the Board. The grant date fair value for the 2009 award of restricted stock was $31.32 per share. For more information regarding the restricted stock awards and the calculation of their fair value, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 25, 2010, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

(C)

From 2002 through 2004, directors were granted stock options under the Stock Incentive Plan on an annual basis. Each stock option carries an exercise price equal to the fair market value of the Company’s common stock on the date of grant, expires 10 years from the date of grant, and is fully vested and exercisable. Ms. Josephs currently holds 9,000 stock options. Each of Messrs. McDonald, Scully and Tobias currently hold 12,000 stock options.

(D)	Mr. Davidson retired from the Board at end of his term, which expired on May 6, 2009.

PROPOSAL 1

Election of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

The Board is authorized under the Company Bylaws to set, by resolution, the number of directors who comprise the Board. The directors whose terms expire in 2010 and have been nominated for election to one-year terms of office expiring at the 2011 Annual Meeting of Stockholders, or until their successors are elected and qualified, are Rick R. Holley, Robin Josephs, John G. McDonald, Robert B. McLeod, John F. Morgan Sr., Marc F. Racicot, John H. Scully, Stephen C. Tobias and Martin A. White.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 11

In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Ms. Josephs and Messrs. Holley, McDonald, McLeod, Morgan, Racicot, Scully, Tobias and White. Discretionary authority is reserved to cast votes for the election of a substitute should any of the nominees be unable or unwilling to serve as a director.

Each of the nominees has agreed to serve as a director if elected, and the Company believes that each of them will be available to serve. The names and ages of the nominees, along with their principal occupations or employment during the past five years and their qualifications, are set forth below.

Nominees for Election to One-Year Terms Expiring at the 2011 Annual Stockholder Meeting:

Name	Age	Background
Rick R. Holley	58

Mr. Holley was elected to the Board of Directors of the Company and appointed as its President and Chief Executive Officer on July 1, 1999, the date of our conversion from a master limited partnership to a real estate investment trust, or REIT. From 1994 through the date of our REIT conversion, Mr. Holley served as a director and president and chief executive officer of the general partner of the former master limited partnership.

Mr. Holley is one of the longest tenured chief executive officers in the timber industry, having served in his current position since 1994. As the Company’s President and Chief Executive Officer, Mr. Holley brings to the Board proven leadership skills and the unique perspective of the Company’s most senior executive officer. This perspective includes a deep and broad understanding of all the Company’s business lines, the Company’s industry and general business. Mr. Holley also brings valuable experience in strategic planning, finance and managing the Company’s businesses through various economic cycles.

Robin Josephs	50

Ms. Josephs was appointed to the Board of Directors of the Company in July 2003. From 2005 to 2007, Ms. Josephs was a managing director of Starwood Capital Group, a private equity firm specializing in real estate investments. Ms. Josephs was previously employed as a senior executive with Goldman Sachs from 1986 to 1996, where she served in various capacities. Prior to working at Goldman Sachs, Ms. Josephs served as an analyst for Booz Allen & Hamilton, Inc., in New York from 1982 to 1984. Ms. Josephs also serves on the board of directors of iStar Financial, Inc. and MFA Financial, Inc. Ms. Josephs previously served on the board of directors of Instinet Group Incorporated.

Ms. Josephs’ background as an investment banking professional brings valuable knowledge of finance and capital markets to the Board. Her experience as a managing director of Starwood Capital Group, where she spent time evaluating and managing numerous real estate investments, also adds knowledge and expertise in this important area to the Company. Ms. Josephs’ experience evaluating financial statements in her professional career, along with her experience as an audit committee member on other public company boards, qualifies her as a member of the Board’s Audit Committee and as its designated financial expert.

John G. McDonald	72

Professor McDonald was elected to the Board of Directors of the Company on July 1, 1999. Professor McDonald is a Professor of Finance at the Graduate School of Business at Stanford University, where he has been a faculty member since 1968 and where he holds the Stanford Investors Chair. Professor McDonald also serves as a director of iStar Financial, Inc.; QuinStreet, Inc.; Scholastic Corp.; Varian, Inc. (acquisition of Varian, Inc. currently pending regulatory approval); and twelve mutual funds managed by Capital Research and Management Company.

Professor McDonald is an internationally noted finance and investment expert. His background and expertise in equity markets, investment and financial management, entrepreneurial finance and private equity investing and asset management brings to the Board a keen understanding of the investor’s perspective of the Company and its operations. Professor McDonald’s experience evaluating financial statements, along with his experience as an audit committee member on other public company boards, qualifies him as a member of the Board’s Audit Committee.

12 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

Name	Age	Background
Robert B. McLeod	68

Mr. McLeod was appointed to the Board of Directors of the Company in June 2004. Since 1999, Mr. McLeod has served as the chairman of the board of directors and chief executive officer of Newland Communities, a national developer of master planned communities.

As the chief executive officer of a large real estate development company, Mr. McLeod brings specific real estate experience and expertise to the Board. His experience managing and overseeing a large, complex and geographically diverse business organization, along with his experience managing corporate issues relating to growth, strategic planning, economic downturns and competition, is also directly relevant and valuable to the Company and the Board.

John F. Morgan Sr.	63

Mr. Morgan was appointed to the Board of Directors of the Company in October 2006. Since 2001, Mr. Morgan has owned and managed Morgan Timber, LLC, a private timberland and real estate management and development company. Mr. Morgan previously held positions in general banking and public securities investment management at First Orlando Corporation (Sun Trust) from 1969 to 1972 and Citizens & Southern Corporation (Bank of America) from 1973 to 1978, and later helped found INVESCO Capital Management, a global money management firm, where he served from 1979 to 2000.

Mr. Morgan is a private timber investor and brings to the Board valuable experience and understanding of the Company’s principal business. Along with his timber management background, Mr. Morgan’s vast experience in the general banking industry, including his experience at INVESCO as a co-founder and member of senior management, also brings to the Board a valuable and relevant background in finance and capital markets and managing a large and complex business organization. As a former investment manager, Mr. Morgan also brings a keen understanding of an investor’s perspective of the Company and its operations. His experience evaluating financial statements also qualifies him as a valuable member of the Board’s Audit Committee.

Marc F. Racicot	61

Mr. Racicot was appointed to the Board on March 1, 2010. Mr. Racicot is an attorney and served as President and Chief Executive Officer of the American Insurance Association from August 2005 until February 2009. Prior to that, he was an attorney at the law firm of Bracewell & Giuliani, LLP from 2001 to 2005. He is a former Governor (1993 to 2001) and Attorney General (1989 to 1993) of the State of Montana. Mr. Racicot was appointed by President Bush to serve as the Chairman of the Republican National Committee from 2002 to 2003 and he served as Chairman of the Bush/Cheney Re-election Committee from 2003 to 2004. He presently serves on the board of directors of Allied Capital Corporation, The Avista Corp., and Massachusetts Mutual Life Insurance Company. Mr. Racicot previously served on the board of directors of Burlington Northern Santa Fe Corporation (publicly held company until 2010) and Siebel Systems Inc. (publicly held company until 1995).

Mr. Racicot brings to the Board a wealth of experience in government and the practice of law. As the former Governor and Attorney General for the State of Montana, an important area of the Company’s operations, Mr. Racicot adds great breadth of experience and understanding of how government and large complex business organizations interact. As an experienced lawyer, he also brings valuable experience in the areas of regulatory and operational risk oversight. His experience as an audit committee member on other public company boards also qualifies him as a valuable member of the Board’s Audit Committee.

John H. Scully	65

Mr. Scully served as a director of the general partner of the former master limited partnership from November 1992 through July 1999 and was elected to the Board of Directors of the Company on July 1, 1999. He is a founder, and is the managing director, of SPO Partners & Co., a private investment firm, where he has served since 1969. Mr. Scully also serves as chairman of the board of directors for Advent Software, Inc.

Mr. Scully is well known for his expertise and vast experience in directing and managing large investments, both in public and private equity markets. His experience and depth of knowledge positions him well to bring to the Board a clear understanding of the investor’s perspective of the Company and its operations. As a principal director of a group of private equity funds that once owned a substantial equity stake in the Company, Mr. Scully has a particularly deep understanding of the Company’s businesses.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 13

Name	Age	Background

Stephen C. Tobias	65

Mr. Tobias was appointed to the Board of Directors of the Company in October 2001. Mr. Tobias served as the vice chairman and chief operating officer of Norfolk Southern Corporation, a rail transportation company, from 1998 through 2009, and as the vice president of Norfolk Southern Railway Company, a subsidiary of Norfolk Southern Corporation, from 2000 through 2009. He previously served as executive vice president-operations of Norfolk Southern Corporation and vice president and chief operating officer of Norfolk Southern Railway Company. Mr. Tobias also served as a director of Norfolk Southern Railway Company.

As the former chief operating officer of Norfolk Southern Railway Company, Mr. Tobias brings to the Board the perspective and experience of an executive who has directed and overseen the management of a large, complex and geographically diverse business organization. He also brings valuable experience managing corporate issues relating to growth, strategic planning, economic downturns and competition. His understanding of the rail transportation industry is of particular relevance to the Board because of the role that transportation plays in the Company’s principal business of supplying wood fiber to end users.

Martin A. White	68

Mr. White was appointed to the Board of Directors of the Company in July 2006. From 1998 to 2006, Mr. White served as chairman and chief executive officer of MDU Resources Group, Inc., a diversified natural resource company that provides energy, natural resource products and related services to both U.S. and international markets. Mr. White has also served as a Senior Advisor to the Tharaldson School of Business and Technology at the University of Mary since 2007. He is currently the chairman of the board of trustees at the University of Mary and a director of First Interstate BancSystem, Inc. and MainLine Management LLC, the general partner of Buckeye GP Holdings L.P.

As the former chief executive officer of MDU Resources Group, Mr. White brings to the Board the perspective and experience of an executive who has directed and overseen the management of a large, complex and geographically diverse business organization. He also brings valuable experience managing corporate issues relating to growth, strategic planning, economic downturns and competition. His understanding of the natural resources and related extractive industry business is directly relevant to the Company’s businesses, and his understanding of the energy business is also valuable to the Company as it explores opportunities in the area of alternative energy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES ON THE ENCLOSED PROXY CARD. UNLESS INDICATED OTHERWISE, THE SHARES WILL BE VOTED “FOR” EACH OF THE NOMINEES TO BE ELECTED TO THE BOARD OF DIRECTORS.

14 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of March 10, 2010 for each director, each Named Executive Officer, and the directors and executive officers as a group and any person or entity known to the Company to beneficially own more than 5% of the Company’s common stock. Amounts shown do not include restricted stock units held by executive officers. Unless otherwise indicated, the address of each person is c/o Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096.

Name of Individual or Identity of Group	Number of Shares Beneficially Owned	Percent of Class
Beneficial Owners of More than 5% BlackRock, Inc. 40 East 52nd Street New York, New York 10022	10,257,153(A)	6.3%

Directors
Rick R. Holley	733,026(B)	*
Robin Josephs	27,200(C)	*
John G. McDonald	36,000(D)	*
Robert B. McLeod	15,000	*
John F. Morgan Sr.	8,672	*
Marc F. Racicot	2,000	*
John H. Scully	74,000(E)	*
Stephen C. Tobias	22,000(F)	*
Martin A. White	14,423	*

Named Executive Officers
Thomas M. Lindquist	181,542(G)	*
David W. Lambert	95,436(H)	*
James A. Kilberg	69,775(I)	*
Larry D. Neilson	77,473(J)	*

Directors & Executive Officers as a Group (19 persons, including those named above)	1,917,891	1.2%

*	Represents less than 1.0% of the outstanding shares of common stock, based on 162,906,652 shares of common stock outstanding as of March 10, 2010.

(A)	Based solely on information contained in a Form 13G filed by BlackRock, Inc. on January 29, 2010 with the Securities and Exchange Commission.

(B)

Includes 27,774 shares of common stock held by a Company benefits trust over which Mr. Holley, on behalf of the Company, has voting power. Mr. Holley disclaims beneficial ownership of these shares. Also includes 565,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2010.

(C)

Includes 200 shares of common stock held in trust for the benefit of Ms. Josephs’ children and 3,000 shares of common stock held in a trust over which Ms. Josephs has voting and dispositive power. Also includes 9,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2010.

(D)

Includes 22,000 shares held in a family trust over which Mr. McDonald has voting and dispositive power, and 2,000 shares held in an individual retirement account. Also includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2010.

(E)	Includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2010.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 15

(F)

Includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2010. Amount shown does not include 8,487 shares of common stock deferred under the Plum Creek Deferral Plan and held by a Company benefits trust. Mr. Tobias does not have voting or dispositive power over these shares under the terms of the plan, but he does maintain an economic and pecuniary interest in the shares.

(G)	Includes 141,250 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2010.

(H)	Includes 82,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2010.

(I)	Includes 56,750 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2010.

(J)	Includes 62,750 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2010.

EXECUTIVE COMPENSATION

This section contains information relating to compensation for the Company’s named executive officers. The named executive officers are determined in accordance with SEC disclosure rules and include the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of 2009 (collectively, the “Named Executive Officers” or “NEOs”).

Overview

The following provides a brief overview of the key elements of our executive compensation program:

•	The objectives of our compensation program are to attract, retain, and motivate talented and experienced executives;

•

We provide our NEOs with a balanced compensation program including base salary (which did not increase in 2009), short and long-term incentives, health and welfare, retirement benefits and a limited number of perquisites;

•	Short-term incentives support our “pay-for-performance” philosophy;

•

Long-term incentives also support our “pay-for-performance” philosophy and are designed to focus our executives on long-range strategic goals to maximize shareholder value, as well as serving as a retention award;

•	We target total compensation at the 50th percentile of the market and at the 75th percentile for superior performance;

•	We use equity-based awards to align the interests of our executives with those of our shareholders; and

•	Our executives do not have employment or change-in-control agreements, except as provided in the long-term incentive plans.

Compensation Discussion and Analysis

This section summarizes:

•	Our executive compensation program objectives;

•	Our executive compensation programs; and

•	Recent decisions regarding 2009 compensation.

16 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

Objectives of our Executive Compensation Program

Our executive compensation programs are organized around the following objectives:

•	Attracting talented and experienced executives;

•	Retaining the executive management required to lead the Company; and

•	Motivating executive management to deliver superior performance.

These objectives reflect our belief that the attraction and retention of a highly qualified executive management team serves the long-term interests of our shareholders.

With these objectives in mind, the following principles help guide our decisions regarding executive compensation:

•

NEO compensation opportunities should be competitive with market practices. In order to attract and retain executives with the experience and skills necessary to lead the Company and deliver strong performance to our shareholders, we are committed to providing competitive total annual compensation opportunities. We have targeted our base salaries to the middle (50th percentile) of the market, which we consider to be represented by the range of pay that is plus or minus 10 percent of the 50th percentile. We have also targeted our total cash compensation (i.e., base salary plus target annual incentives) and total direct compensation (i.e., total cash compensation plus the expected value of long-term incentives) to the middle (50th percentile) of the market. For superior Company performance, we have targeted the 75th percentile for total cash and total direct compensation. Total cash and total direct compensation earned by the executives may vary from the 50th percentile based on actual performance relative to our plan. The actual value of the long-term incentive compensation of each NEO has depended upon the Company’s actual performance.

In past years, Towers Watson, the independent consultant to the Compensation Committee, has provided current market data for base salaries, total cash and total direct compensation. Based on prevailing economic conditions, management recommended no increase in base salary for executive officers for 2009, and the Committee agreed to accept management’s recommendations. As a result, the Committee did not ask Towers Watson to conduct a current comparative market compensation analysis, though Towers Watson did continue to provide general advice and counsel to the Committee during 2009.

The market data we have considered for benchmarking executive compensation levels and practices has been derived from a peer group of Real Estate Investment Trusts (“REITs”), forest products companies and general industry (i.e., S&P 500 Peer Group). These peer groups are also used to determine our performance under our long-term incentive plans. However, when benchmarking executive compensation, we have used a subset of the peer companies that are similar in size to Plum Creek from a revenue and market-capitalization perspective. We have also referred to the National Association of Real Estate Investment Trusts (“NAREIT”) salary survey to benchmark compensation for our Senior Vice President (“SVP”), Real Estate, a position held by James A. Kilberg.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 17

The tables below list the peer companies we use to evaluate Company performance under our long-term incentive plans and the subset we have used to benchmark executive compensation:

Peer Groups for Measuring Performance Under Our Long-Term Incentive Plans

Forest Products Peer Group	Real Estate Companies Peer Group	S&P 500 Peer Group

AbitibiBowater	A total of 96 companies that	A total of 500 companies that
Deltic Timber	comprise the Morgan Stanley	comprise the S&P 500 Index
International Paper	REIT Index
Louisiana-Pacific
MeadWestvaco
Potlatch
Rayonier
St. Joe
TimberWest
Universal Forest Products
Weyerhaeuser

Subset of the above Companies used previously for Benchmarking Compensation

Forest Products Peer Group	Real Estate Companies Peer Group	S&P 500 Peer Group

AbitibiBowater	NAREIT Salary Survey	A total of 152 companies with
Louisiana-Pacific		revenues between $1 to $5 billion
MeadWestvaco		included in the S&P 500 Index
Potlatch		(see Appendix A of this Proxy Statement
Rayonier		for a listing of the 152 companies we
St. Joe		have previously used to benchmark
Universal Forest Products		compensation)

•

Other compensation considerations. When making compensation decisions, we consider each NEO’s experience; the transferability of the NEO’s skills; the relevance of the NEO’s experience to other potential employers; and the NEO’s readiness to assume a more significant role either within the Company or with another organization.

In addition to base salary and incentives, we offer competitive benefit programs including health and welfare, a 401(k) savings plan and a defined benefit pension. We also offer our NEOs a small number of perquisites. These are described in more detail in Our Executive Compensation Programs.

•	A substantial portion of NEO compensation should be performance-based. Our executive compensation program emphasizes pay-for-performance. This means that shareholder returns along with corporate performance, both short- and long-term, determine the largest portion of executive pay. For our NEOs, approximately 70% of total direct compensation is performance-based.

The compensation package for our NEOs and other members of management includes a number of components that are designed to align individual compensation with the short-term and long-term performance of the Company:

–

Annual incentive awards are earned based on achievement of a financial target: funds from operations (“FFO”), generally defined as net income plus non-cash charges equal to depletion, depreciation and amortization, and the cost basis for lands sold.

18 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

–

There are three components of our long-term incentive program: stock options, restricted stock units and value management awards. Compensation from all three components is tied either to growth in our stock price or to total return to shareholders. Long-term incentive plan awards to the NEOs are determined by the Compensation Committee. These components are described in more detail in Our Executive Compensation Programs.

•

Our NEOs’ interests should be aligned with those of our shareholders. Approximately half the value of our long-term incentive compensation is delivered in the form of equity—stock options and restricted stock units that are settled in shares of stock, the value of which is dependent upon the performance of our stock price. The remaining portion of our long-term incentives—our value management awards—provide cash and/or stock awards based on our total shareholder return performance relative to return performance earned by the forest products, REIT and S&P 500 industry groups described earlier.

To mitigate against any incentive to seek short-term gains at the expense of long-term shareholder value, the Compensation Committee adopted a “claw-back” policy effective for compensation awards made after December 31, 2009 that applies to all long-term incentive program participants, including the NEOs. The policy requires executive officers to reimburse the Company for the entire amount of any payment of a value management award, or any proceeds received from the sale of stock acquired upon vesting of restricted stock units or the exercise of stock options, if, in the Committee’s judgement, such payments or gains were predicated upon financial results that were fraudulent or subject to material negative restatement by the SEC.

In addition, we have share ownership guidelines for our NEOs. These guidelines require executives to hold a sufficient amount of Company stock to ensure that changes in our stock performance affects our executives as it affects our shareholders. All our NEOs have met or exceeded the guidelines.

Named Executive Officers	Stock Ownership Target as a Multiple of Salary
Rick R. Holley	Five (5) x Base Salary

Thomas M. Lindquist	Three (3) x Base Salary

David W. Lambert	Two (2) x Base Salary

James A. Kilberg	Two (2) x Base Salary

Larry D. Neilson	Two (2) x Base Salary

•

NEO compensation should be perceived as fair and equitable. We strive to create a compensation program that will be perceived as fair and equitable, both internally and externally. In most years, we conduct analyses of market pay levels and consider each NEO’s experience and impact on the organization. Ultimately, the Compensation Committee exercises its judgment in determining the relative value and equity among the NEOs.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 19

Our Executive Compensation Programs

Overall, our executive compensation programs are designed to be consistent with the objectives and principles set forth above. The basic elements of our 2009 executive compensation program are summarized in the table below, followed by a more detailed discussion of those programs.

Element	Characteristics	Purpose

Base salary	Fixed element of compensation. All employees are eligible for periodic increases in base salary.	Intended to support market-competitiveness of pay package and is commensurate with each position’s role and responsibilities.

Annual incentive plan awards	Performance-based cash incentive. Compensation Committee retains discretion to adjust actual award. Amount earned depends on Company performance.	Amount earned for achievement of target levels of performance intended to support market-competitiveness of pay package. Potential for lesser or greater amounts intended to motivate participants to achieve superior financial performance for the Company.

Long-term incentive plan awards:	Performance-based incentive. Compensation Committee retains discretion to adjust size of grants. Amounts earned/realized depend upon changes in stock price and total stockholder return relative to peer groups.	Size of grant intended to reward individuals’ prior contributions to the performance of the Company, and future expectations, and to recognize the value of the individual to the organization.

• Stock option awards		• Service-based vesting conditions intended to retain executives. Amount realized from exercise of stock options rewards absolute stock price appreciation.

• Restricted stock unit awards		• Service-based vesting conditions intended to retain executives. Amount realized upon vesting dependent upon stock price performance.

• Value management awards		• Performance-based vesting conditions intended to reward superior total stockholder return relative to each of the peer groups.

Retirement income benefits	Retirement income is a function of base salary, earned annual incentive awards and years of service with the Company.	Intended to support market-competitiveness of pay package. Benefit is affected by years of service and cash compensation (base salary plus annual bonus). Encourages retention and superior performance.

Executive benefits & perquisites	Executive perquisites include an annual physical and tax and financial planning advice.	These benefits are provided as part of a market-competitive benefit and compensation package designed to attract and retain members of management.

Change in Control	Under the terms of the long-term incentive plan, if a plan participant were terminated by the Company within one year following a change-in-control of the Company for any reason other than cause, all benefits under the long-term incentive plan would become vested.	The change-in-control provision in the long-term incentive plan is provided to promote stability and continuity of the management team and is consistent with market practice.

20 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

Total Direct Compensation

Based on the principle that NEO compensation opportunities should be competitive with market practices, the specific mix of compensation among base salary, annual incentives and long-term incentives is a function of market pay practices.

•

Base Salary. We provide base salaries for each NEO commensurate with the services each provides to the Company because we believe a portion of total direct compensation should be provided in a form that is fixed and liquid. In order to attract and retain the executive management required to lead the Company, consistent with prevailing market practices we have calibrated base salary to represent approximately 30% of total direct compensation (base salary plus annual incentive plus the value of long-term incentives at grant). In establishing base salary levels of the NEOs and other members of the management team, we have typically considered market median pay levels among individuals in comparable positions within the forest products and general industries, and in the case of our SVP, Real Estate, also included the real estate industry. We also consider individual experience, contributions and responsibilities.

Determinations regarding base salary adjustments (as well as other elements of compensation) are made in connection with the annual performance reviews of the NEOs and other members of the management team. The CEO reviews each other NEO’s annual performance and makes salary recommendations based on merit to the Compensation Committee. The Committee reviews and discusses these recommendations, makes any changes it deems appropriate, and makes the final decision.

To determine the compensation for the CEO, the Compensation Committee reviews the annual performance evaluations completed by each member of the Board of Directors, as reviewed and compiled by the Chairman of the Committee. Using this information, the Committee exercises its judgment and determines the appropriate level of remuneration.

•

Annual Incentive Plan Awards. NEOs and other employees of the Company are eligible to receive a cash bonus based upon the financial performance of the Company. The Compensation Committee believes this element of compensation is important to focus management efforts and provide rewards for annual financial results that are aligned with creating value for our shareholders. The table below shows the threshold, target and maximum bonus opportunities represented as a percentage of base salary effective as of the end of the year under the 2009 Annual Incentive Plan at corresponding levels of financial performance results versus plan.

Named Executive Officer	< 80% of financial goal achieved	80% of financial goal achieved	100% of financial goal achieved	120% of financial goal achieved

Rick R. Holley	No bonus paid	55% of salary	110% of salary	165% of salary

Thomas M. Lindquist	No bonus paid	45% of salary	90% of salary	135% of salary

David W. Lambert	No bonus paid	40% of salary	80% of salary	120% of salary

James A. Kilberg	No bonus paid	40% of salary	80% of salary	120% of salary

Larry D. Neilson	No bonus paid	40% of salary	80% of salary	120% of salary

Earned annual bonuses are determined at year-end based on the Company’s performance against the target performance goal of budgeted FFO. Budgeted FFO is presented to the Company’s Board of Directors and is approved at the first Board of Directors meeting in early February.

•

Long-Term Incentive Plan Awards. As described above, the Committee believes that a substantial portion of each NEO’s compensation should be in performance-based pay. Long-term incentive potential represents between approximately 40% and 60% of our NEOs’ total direct compensation.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 21

NEOs and other employees of the Company currently receive annual grants of stock options, restricted stock units and value management award units. The mix between these forms of awards is designed to be approximately 50% of the total value delivered in value management awards, 25% in stock options and 25% in restricted stock units. We believe this mix represents a balance among vehicles, rewarding for stock price appreciation and relative shareholder return while supporting both the retention and motivation of our NEOs. As with other elements of our executive compensation program, long-term incentive award grant opportunities have been calibrated to market.

Individual determinations are made with respect to the type and amount of each long-term incentive vehicle granted by the Company. The Committee also considers each NEO’s past performance, as well the Committee’s future expectations of each executive.

–

Stock Option Awards. Stock option awards provide recipients the right to purchase shares of common stock at a fixed exercise price for a period of up to 10 years. The exercise price of each stock option is based on the fair market value of the common stock on the grant date. Stock options are earned on the basis of continued service to the Company and vest in four equal annual installments, beginning one year after the date of grant.

–

Practices Regarding the Grant of Options and Other Stock-Based Awards. Since the approval of the Stock Incentive Plan in 2000, the Compensation Committee has followed a practice of making all option grants to its eligible employees on a single date each year, at its regularly scheduled meeting in late January or early February. This meeting has historically occurred within two weeks following the release of our annual earnings. The Committee believes it is appropriate that annual awards are made at a time when material information regarding our performance for the preceding year has been disclosed.

While the vast majority of our awards to NEOs have been made pursuant to our annual grant program, the Committee retains discretion to make awards to NEOs at other times in connection with the hiring of a new executive, for retention purposes or for a significant increase in responsibility.

As described above, all stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined as the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of awarding stock options and setting the exercise price based on a date or price other than the closing market price on the grant date. All grants to NEOs are made by the Compensation Committee and not pursuant to delegated authority.

Option re-pricing is expressly prohibited by the terms of the Stock Incentive Plan. The Plan also expressly requires that options be granted at current fair market value, so “in-the-money” grants are also expressly prohibited.

–

Restricted Stock Unit Awards. RSUs provide recipients with shares of common stock upon lapse of the award restrictions. RSUs vest 25% per year, beginning one year after the date of grant. The recipients of the RSUs are entitled to receive a cash amount equal to any dividends declared and paid on the Company’s common stock.

Since 2006, the Compensation Committee has approved grants of restricted stock units in conjunction with grants of stock options and value management awards. Restricted stock unit awards replaced the dividend equivalent rights program described below. The Compensation Committee concluded that the addition of restricted stock units increased the retention value of the overall program and made it more straightforward and therefore more meaningful to the participants.

–

Value Management Awards. Value management awards are performance-based awards that result in cash and/or stock payments to participants based on the Company’s three-year total shareholder return (stock price appreciation plus dividends paid) relative to that of the previously-identified peer groups. The Company’s performance is measured against the peer group as follows: 50% S&P 500 Index, 25% forest

22 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

product companies and 25% Morgan Stanley REIT Index. The value of each unit is zero if relative total shareholder return is below the 50th percentile for each of the peer groups and has a maximum value of $200 if the Company’s relative total shareholder return is at or above the 75th percentile for each of the peer groups. Prior to 2007, the Peer Group weighting for the value management award plan was 50% for the forest product companies, 25% S&P 500 Index and 25% Morgan Stanley REIT Index.

–

Dividend Equivalent Rights. Prior to 2006, our long-term incentive program included awards of dividend equivalent rights. Dividend equivalent rights were granted in tandem with each stock option awarded to executives and provided the opportunity to receive cash payments equal to the per-share dividend paid by the Company based on performance. All NEO’s received payments for the final dividend equivalent right award in early 2010.

Dividend equivalent rights were earned on the basis of relative total shareholder return of the Company relative to that of the three peer groups described above. In addition, the Company was required to have a minimum total shareholder return on an annualized basis of at least 5.5% per year (considering both stock price appreciation plus dividends paid). Based on satisfaction of these performance requirements, up to 100% of the per-share dividends could be earned by participants over a five-year period. Primarily because of the complexity of the plan design, the Compensation Committee discontinued the dividend equivalent right plan beginning in 2006.

Additional Information

For more information regarding stock option awards, restricted stock unit awards, value management awards and dividend equivalent rights, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 25, 2010, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

Other Compensation

•

Perquisites. Our NEOs receive a small number of perquisites provided by or paid by the Company. The allowance for these perquisites differs depending on position and includes an allowance for financial tax preparation, annual fee for home security system, and an annual physical. The total value of these benefits is disclosed on page 27 in the All Other Compensation column of the Summary Compensation Table. We provide these perquisites because they are provided by many companies from which we attract talent and it is, therefore, beneficial for recruitment and retention purposes.

•

Deferred Compensation Plan. For some years the Company offered a non-qualified deferred compensation plan as a standard executive benefit. Prior to 2010 executives were eligible to defer base salary, annual cash incentive bonus or value management award payments (cash or stock). Participants invest in the same mutual funds available to participants in the 401(k) plan, with earnings based on mutual fund performance.

Retirement Benefits

•

Thrift and Profit Sharing Plan (401(k) Plan). The Company offers a Thrift and Profit Sharing Plan to all of its employees because we wish to encourage our employees to save a portion of their cash compensation for retirement in a tax-efficient manner. The plan provides a company match of up to 6% of employee cash compensation (up to the IRS annual limit), depending on the Company’s performance.

•

Qualified Plum Creek Pension Plan. The Pension Plan is a funded, tax-qualified, noncontributory defined benefit plan that covers certain employees. NEOs accrue benefits under this plan unless restricted based on IRS limitations.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 23

•

Supplemental Plans. These are unfunded plans that provide benefits that make up for benefits lost due to IRS limitations. The benefits are based on the gross amount of salary and incentive bonuses but exclude all other forms of compensation.

CEO Pension Benefit. As described in the Pension Benefits as of December 31, 2009 section of this Proxy Statement on pages 34 and 35, the Compensation Committee has provided Mr. Holley with a market-competitive pension benefit.

The Company believes that the Qualified Pension Plan and the Supplemental Plans are an important part of our NEO compensation program, serving an important role in the retention of our senior executives. A summary of our various pension plan benefit formulas and valuations are listed on pages 34 and 35 of this Proxy Statement.

Severance and Other Termination Benefits

Currently, we do not have any employment, severance or change-in-control contracts other than standard change-in-control provisions in the Stock Incentive Plan that apply to any incentive award granted under the plan.

The Stock Incentive Plan, pursuant to which the stock options, value management awards and restricted stock unit awards are granted, contains specific termination and change-in-control provisions. According to the terms of the plan, if an NEO is terminated by the Company within one year following a change-in-control for any reason other than cause, or if an NEO resigns for good reason:

•	All unvested stock options become fully vested and exercisable;

•	All restrictions applicable to any shares of restricted stock or restricted stock units lapse; and

•

The maximum performance goal measure for each value management award is deemed achieved, and a pro rata amount (based on the number of months elapsed with respect to each performance period) of each award is paid in cash to the NEO within 10 business days of termination.

Decisions by the Company Regarding 2009 Compensation

The Compensation Committee approves all compensation for the Chief Executive Officer, Chief Financial Officer and other NEOs. While recognizing that the sole discretion for making decisions regarding NEO compensation remains with the Compensation Committee, the Board of Directors reviews the decisions of the Committee during executive session.

Information about the Committee and its composition, responsibilities and operations can be found under Board of Directors and Corporate Governance—Board Committees—Compensation Committee beginning on page 6 of this Proxy Statement.

Role of Management in Compensation Decisions

Management plays a significant role in the compensation setting process by preparing materials for each Compensation Committee meeting. Additionally, the CEO plays a significant role in the compensation process for NEOs other than himself by:

•	Evaluating each NEO’s annual performance;

•	Attending the Compensation Committee meetings and elaborating on performance criteria and on each executive’s individual performance; and

•	Recommending compensation decisions including base salary, annual incentives and long-term incentive awards for all NEOs other than himself.

The Compensation Committee determines Mr. Holley’s compensation during executive session. He makes no recommendations regarding any element of his own compensation.

24 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

2009 Pay Decisions

Generally, pay decisions are approved by the Compensation Committee at its February meeting. In order to make informed decisions, the Committee reviewed several documents and analyses during 2008 and prior to the February meeting in 2009, including:

•	Recommendations from Towers Watson on guidelines for the long-term incentive program as described previously beginning on page 21 of this Proxy Statement.

•

Tally sheets for the NEOs that included current compensation opportunities, the value of retirement benefits and perquisites as well as a three-year history of amounts earned under cash and long-term incentive programs. In addition, the summary provided a current view of accrued but unearned compensation as well as potential payments that would be received on various termination events.

•	The CEO’s performance assessment for each of the NEOs (other than himself) and other executives for which the Compensation Committee approves compensation.

•	The Board of Director’s performance assessment for the CEO, as reviewed and compiled by the chairman of the Compensation Committee.

Management recommended no increase to base salary for executive officers for 2009 due to prevailing economic conditions, and the Compensation Committee agreed. In past years, the Committee reviewed a competitive compensation analysis prepared by Towers Watson for each NEO relative to a subset of the three peer groups previously described. As a result of its decision to follow management’s recommendation, the Committee did not commission an analysis for 2009. However, Towers Watson did provide the Committee general advice and counsel during the year about executive compensation trends. Based on prevailing economic conditions and the Committee’s agreement with management’s recommendation, the Committee made no changes to base salary, and made long-term incentive awards with no material changes from the previous year grants.

Annual Incentives Earned for 2009 Performance

The FFO budget for 2009 was set at $543 million in February 2009 by the Board of Directors. The Company achieved $501 million in FFO for 2009, or approximately 92% of the budgeted performance target. As in the past, throughout the year management made strategic decisions to reduce or increase harvest levels based on market conditions. Because of weak markets, the Company partially deferred harvesting sawlogs, allowing those higher value trees to grow until markets and prices recover. At the same time, management increased the harvest of lower value pulpwood where markets were stronger.

Management recommended to the Compensation Committee that the NEOs not be penalized for reducing or advantaged by increasing harvests where those decisions were made to preserve value for the Company and shareholders. These harvest adjustments resulted in FFO of $523 million. The Committee followed management’s recommendation and, exercising its discretion under the plan, the Committee awarded 2009 annual incentive bonus awards based on adjusted FFO of $523 million, or 96% of budget. The discretionary portions of the awards are reflected in the Bonus column of the Summary Compensation Table on page 27 of this Proxy Statement.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 25

Actual Compensation Earned or Vested During 2009

The Compensation Committee targets total direct compensation at the 50th percentile of the market with the opportunity to earn up to the 75th percentile for superior performance. Summarized in the table below is the compensation earned or vested for each NEO during 2009. Cash compensation earned during 2009 was approximately at target levels. However, amounts earned from value management awards were above target due to superior performance. For the three-year performance period ending December 31, 2009, our relative performance compared to a peer group of forest product companies was at the 89th percentile and was at the 77th percentile compared to the S&P 500 Index and at the 87th percentile compared to the REIT Index.

Compensation Earned and/or Vested During 2009(A)	Rick Holley	Thomas Lindquist	David Lambert	James Kilberg	Larry Neilson
Salary(B)	$830,000	$500,000	$340,000	$330,000	$312,000
Annual Incentive Bonus Award(C)	$828,340	$408,500	$246,840	$239,580	$226,512
Restricted Stock(D)	$269,025	$134,513	$92,956	$96,533	$64,883
Value Management Award(E)	$2,500,000	$1,100,000	$600,000	$400,000	$400,000
Dividend Equivalent Rights(E)	$259,245	$95,511	$27,289	$24,560	$24,560

Total Earned Compensation	$4,686,610	$2,238,524	$1,307,085	$1,090,673	$1,027,955

(A)	Excludes stock options, retirement benefits and perquisites.

(B)	Amount paid during 2009.

(C)	Amount paid in February 2010 with respect to 2009 performance.

(D)	Value of shares vested during 2009.

(E)	Amount vested during 2009 and paid in January 2010.

Other Pay Decisions

For 2010, management recommended to the Compensation Committee, and the Compensation Committee agreed, that because of current economic conditions, salaries for the NEO’s would remain flat at 2008 levels.

26 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

Compensation Tables

The following abbreviations are sometimes used in the tables presented in this section:

•	AIP—Annual Incentive Plan

•	RSUs—restricted stock units

•	VMAs—value management awards

•	DERs—dividend equivalent rights

Summary Compensation Table for the Year 2009

The following table sets forth a summary of compensation for the Named Executive Officers. Information for years ended December 31, 2009, December 31, 2008 and December 31, 2007 are included. Annual compensation amounts are on an accrual basis and include amounts deferred at the Named Executive Officer’s election.

Name and Principal Position	Year	Salary ($)		Bonus(A) ($)		Stock Awards ($)(B)		Option Awards ($)(C)	Non-Equity Incentive Plan Compensation ($)(D)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(E)	All Other Compensation ($)(F)	Total ($)

Rick R. Holley President and Chief Executive Officer	2009 2008 2007	$ $ $	830,000 830,000 800,000	$ $ $	91,092 — —	$ $ $	1,921,675 1,472,695 1,159,575	$ 982,800 $ 968,800 $ 720,000	$ 737,248 $ 963,630 $ 816,200	$ 308,443 $ 2,260,356 $ 1,574,930	$ 62,274 $ 69,681 $ 56,848	$ $ $	4,933,532 6,565,162 5,127,553

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	2009 2008 2007	$ $ $	500,000 500,000 441,260	$ $ $	45,125 — —	$ $ $	657,955 531,615 1,342,865	$ 456,300 $ 346,000 $ 288,000	$ 363,375 $ 475,000 $ 375,638	$ 187,061 $ 124,153 $ 37,770	$ 50,100 $ 47,092 $ 47,901	$ $ $	2,259,916 2,023,860 2,533,434

David W. Lambert Sr. Vice President and Chief Financial Officer	2009 2008 2007	$ $ $	340,000 340,000 300,000	$ $ $	27,200 — —	$ $ $	441,710 364,210 383,390	$ 175,500 $ 173,000 $ 180,000	$ 219,640 $ 286,960 $ 222,600	$ 290,202 $ 247,244 $ 37,617	$ 36,650 $ 38,024 $ 33,950	$ $ $	1,530,902 1,449,438 1,157,557

James A. Kilberg Sr. Vice President, Real Estate	2009 2008 2007	$ $ $	330,000 330,000 315,000	$ $ $	26,400 — —	$ $ $	366,555 339,325 322,960	$ 140,400 $ 103,800 $ 108,000	$ 213,180 $ 278,520 $ 233,730	$ 85,374 $ 24,049 $ 69,562	$ 37,477 $ 40,104 $ 34,467	$ $ $	1,199,386 1,115,798 1,083,719

Larry D. Neilson Sr. Vice President, Business Development	2009 2008 2007	$ $ $	312,000 312,000 294,465	$ $ $	24,960 — —	$ $ $	325,150 253,365 229,994	$ 112,320 $ 103,800 $ 108,000	$ 201,552 $ 263,328 $ 222,600	$ 77,043 $ 9,743 $ 55,511	$ 44,225 $ 39,454 $ 42,451	$ $ $	1,097,250 981, 690 953,021

(A)

Bonus—these amounts reflect the discretionary portion of the Annual Incentive Plan cash bonus. For more information regarding the discretionary portion of the Annual Incentive Plan, refer to the section Annual Incentives Earned for 2009 Performance on page 25 of this Proxy Statement. The remainder of the Annual Incentive Plan cash bonus is reported in the Non-Equity Incentive Plan Compensation column to the Summary Compensation Table. See also footnote (D) below.

(B)

Stock Awards—these amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, amounts in this column represent the grant date fair value, calculated in accordance with Accounting Standards

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 27

Codification (ASC) 718, of restricted stock units and value management awards. Prior year amounts have been restated for consistent presentation. The restricted stock unit grant date fair values were $33.75 for 2009, $42.98 for 2008 and $40.42 for 2007. The grant date fair value for each value management award was $82.81 for 2009, $49.77 for 2008 and $60.43 for 2007. For more information regarding outstanding awards held by the Named Executive Officers, refer to the section Outstanding Equity Awards at Fiscal Year-Ended December 31, 2009 beginning on page 30 of this Proxy Statement. For more information regarding these awards and the calculation of their fair value, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 25, 2010, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

(C)

Option Awards—these amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, amounts in this column represent the grant date fair value, calculated in accordance with ASC 718, for stock option grants. Prior year amounts have been restated for consistent presentation. The stock option fair values were $7.02 for 2009, $6.92 for 2008 and $7.20 for 2007. For more information regarding outstanding awards held by the Named Executive Officers, refer to the section Outstanding Equity Awards at Fiscal Year-Ended December 31, 2009 beginning on page 30 of this Proxy Statement. For more information regarding these awards and the calculation of their fair value, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 25, 2010, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

(D)

Non-Equity Incentive Plan Compensation—represents the non-discretionary portion of the cash awards earned for 2009 performance under the Annual Incentive Plan. See also footnote (A) above. For more information regarding the Annual Incentive Plan for the Named Executive Officers, refer to the Compensation Discussion and Analysis beginning on page 16 of this Proxy Statement.

(E)

Change in Pension Value and Nonqualified Deferred Compensation Earnings—represents the aggregate change in the actuarial present value of each officer’s accumulated benefit under the Plum Creek Pension Plan. For more information regarding retirement benefits for the Named Executive Officers, refer to the Compensation Discussion and Analysis beginning on page 16 of this Proxy Statement. There were no above-market or preferential earnings on deferred compensation for any Named Executive Officer.

(F)

All Other Compensation—represents the value of certain benefits and perquisites provided to the Named Executive Officers. Reported compensation includes amounts related to monthly parking, physicals and professional tax preparation fees. Amounts reported for each Named Executive Officer also include $14,700 representing Company matching contributions to the Plum Creek qualified Thrift and Profit Sharing Plan. The amounts reported also include a one-time cash payment in connection with the elimination of the executive vehicle lease plan—Mr. Holley received a payment of $33,900, Mr. Lindquist received a payment of $20,500 and Messrs. Lambert, Kilberg and Neilson each received a payment of $18,000. The cost for these benefits and perquisites were calculated based on the incremental cost to the Company during 2009.

Grants of Plan-Based Awards During 2009

The following table supplements the Summary Compensation Table and lists both annual and long-term incentive awards made during 2009 to each Named Executive Officer.

Annual incentive awards are made under the terms of the Annual Incentive Plan. Amounts shown for Annual Incentive Plan awards under the column entitled Estimated Possible Payouts Under Non-Equity Incentive Plan Awards represent payments the Named Executive Officer could have received under the Annual Incentive Plan depending on

28 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

Company performance for 2009. The Annual Incentive Plan award actually earned for 2009 (and paid in February 2010) is reported in the Summary Compensation Table under the columns entitled Bonus and Non-Equity Incentive Plan Compensation on page 27.

Restricted stock units, value management awards and stock options are granted under the Company’s Stock Incentive Plan. Amounts shown for value management awards under the column entitled Estimated Possible Payouts Under Equity Incentive Plan Awards represent payments the Named Executive Officer could receive depending on Company performance at the end of the three-year performance period on December 31, 2011. Amounts shown for restricted stock units under the column entitled All Other Stock Awards and amounts shown for stock options under the column entitled All Other Option Awards represent the number of restricted stock units and stock options granted to the Named Executive Officer. Amounts shown under the column entitled Grant Date Fair Value of Stock and Option Awards represent the fair value, calculated in accordance with ASC 718, of the restricted stock units, stock options and value management awards on the date that those awards were granted to the Named Executive Officer.

For a discussion of the material terms of these incentive awards and an explanation of the amount of each element of compensation relative to total compensation, refer to the Compensation Discussion and Analysis beginning on page 16 of this Proxy Statement.

For more information regarding these annual and long-term incentive awards, refer to the Compensation Discussion and Analysis beginning on page 16 of this Proxy Statement.

Name	Grant Date	Plan Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(A)			Estimated Future Payouts Under Equity Incentive Plan Awards(B)			All Other Stock Awards: Number of Shares of Stock or Units (#)(C)	All Other Option Awards: Number of Securities Underlying Options (#)(D)	Exercise or Base Price of Option Awards ($/SH)(E)	Grant Date Fair Value of Stock and Option Awards ($)(F)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Rick R. Holley President and Chief Executive Officer	No Grant Date	AIP	$456,500	$913,000	$1,369,500	—	—	—	—	—	—	—
	February 9, 2009	RSUs	—	—	—	—	—	—	14,000	—	—	$472,500
	February 9, 2009	Stock Options	—	—	—	—	—	—	—	140,000	$33.75	$982,800
	February 9, 2009	VMAs	—	—	—	—	$1,750,000	$3,500,000	—	—	—	$1,449,175

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	No Grant Date	AIP	$225,000	$450,000	$675,000	—	—	—	—	—	—	—
	February 9, 2009	RSUs	—	—	—	—	—	—	6,000	—	—	$202,500
	February 9, 2009	Stock Options	—	—	—	—	—	—	—	65,000	$33.75	$456,300
	February 9, 2009	VMAs	—	—	—	—	$550,000	$1,100,000	—	—	—	$455,455

David W. Lambert Sr. Vice President and Chief Financial Officer	No Grant Date	AIP	$136,000	$272,000	$408,000	—	—	—	—	—	—	—
	February 9, 2009	RSUs	—	—	—	—	—	—	4,500	—	—	$151,875
	February 9, 2009	Stock Options	—	—	—	—	—	—	—	25,000	$33.75	$175,500
	February 9, 2009	VMAs	—	—	—	—	$350,000	$700,000	—	—	—	$289,835

James A. Kilberg Sr. Vice President, Real Estate	No Grant Date	AIP	$132,000	$264,000	$396,000	—	—	—	—	—	—	—
	February 9, 2009	RSUs	—	—	—	—	—	—	3,500	—	—	$118,125
	February 9, 2009	Stock Options	—	—	—	—	—	—	—	20,000	$33.75	$140,400
	February 9, 2009	VMAs	—	—	—	—	$300,000	$600,000	—	—	—	$248,430

Larry D. Neilson Sr. Vice President, Business Development	No Grant Date	AIP	$124,800	$249,600	$374,400	—	—	—	—	—	—	—
	February 9, 2009	RSUs	—	—	—	—	—	—	3,500	—	—	$118,125
	February 9, 2009	Stock Options	—	—	—	—	—	—	—	16,000	$33.75	$112,320
	February 9, 2009	VMAs	—	—	—	—	$250,000	$500,000	—	—	—	$207,025

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 29

(A)

Estimated possible payouts under non-equity incentive plan awards—represents the value of potential payments under the Annual Incentive Plan to each of the Named Executive Officers based on 2009 performance. For more information regarding the Annual Incentive Plan and Threshold, Target and Maximum plan payouts, refer to the Compensation Discussion and Analysis beginning on page 16 of this Proxy Statement.

(B)

Estimated future payouts under equity incentive plan awards—Threshold, Target, and Maximum values disclosed for value management awards represent the dollar value of potential payments to each of the Named Executive Officers based upon performance over the period 2009-2011 and continued service through 2011. Earned value management awards may be paid partially in stock if the executive is not in compliance with the Company’s stock ownership guidelines. For more information regarding these awards and plan payouts, refer to the Compensation Discussion and Analysis beginning on page 16 of this Proxy Statement and the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 25, 2010, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

(C)

All other stock awards—represents the number of restricted stock units that will be earned by each of the Named Executive Officers upon satisfaction of the vesting conditions associated with the grant. For more information regarding these awards, refer to the Compensation Discussion and Analysis beginning on page 16 of this Proxy Statement and the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 25, 2010, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans .

(D)

All other option awards—represents the number of stock options that will be earned by each of the Named Executive Officers upon satisfaction of the vesting conditions associated with the grant. For more information regarding these awards, refer to the Compensation Discussion and Analysis beginning on page 16 of this Proxy Statement and the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 25, 2010, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

(E)	Exercise or base price of option awards—represents the exercise price of stock options. This price is equal to the closing market price of our common stock on the date of grant.

(F)

Grant date fair value of stock and option awards—represents the respective grant date fair value, calculated in accordance with ASC 718, of the restricted stock units, stock options and value management awards granted to the Named Executive Officers in 2009. For more information regarding these awards, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 25, 2010, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

Outstanding Equity Awards at Fiscal Year-Ended December 31, 2009

The following table presents information for all outstanding equity awards held by the Named Executive Officers as of December 31, 2009. Outstanding equity awards consist of stock options, reported under the table heading Option Awards, and value management awards and restricted stock units, reported under the table heading Stock Awards. Option Awards information includes the number of shares of common stock underlying both vested and unvested stock options, along with the exercise price and expiration date associated with each grant of stock options. Stock Awards information includes the number of outstanding restricted stock units and value management awards and the market value or payout value of each as of December 31, 2009.

30 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(A)		Number of Securities Underlying Unexercised Options Unexercisable (#)(B)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(C)		Market Value of Shares or Units of Stock That Have Not Vested ($)(D)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(E)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(F)

Rick R. Holley President and Chief Executive Officer	2009 Options	–	2009 Options	140,000	$33.75	February 9, 2019	2009 RSUs	14,000	$528,640
	2008 Options	35,000	2008 Options	105,000	$42.98	February 4, 2018	2008 RSUs	10,500	$396,480
	2007 Options	50,000	2007 Options	50,000	$40.42	February 5, 2017	2007 RSUs	5,000	$188,800
	2006 Options	67,500	2006 Options	22,500	$35.74	February 3, 2016	2006 RSUs	2,500	$94,400
	2005 Options	95,000	2005 Options	–	$37.49	February 9, 2015
	2004 Options	100,000	2004 Options	–	$30.91	February 2, 2014				VMA Units	35,000	$1,750,000
	2003 Options	100,000	2003 Options	–	$21.91	January 28, 2013

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	2009 Options	–	2009 Options	65,000	$33.75	February 9, 2019	2009 RSUs	6,000	$226,560
	2008 Options	12,500	2008 Options	37,500	$42.98	February 4, 2018	2008 RSUs	4,500	$169,920
	2007 Options	20,000	2007 Options	20,000	$40.42	February 5, 2017	2007 RSUs	22,500	$849,600
	2006 Options	26,250	2006 Options	8,750	$35.74	February 3, 2016	2006 RSUs	1,500	$56,640
	2005 Options	35,000	2005 Options	–	$37.49	February 9, 2015
										VMA Units	11,000	$550,000

David W. Lambert Sr. Vice President and Chief Financial Officer	2009 Options	–	2009 Options	25,000	$33.75	February 9, 2019	2009 RSUs	4,500	$169,920
	2008 Options	6,250	2008 Options	18,750	$42.98	February 4, 2018	2008 RSUs	3,750	$141,600
	2007 Options	12,500	2007 Options	12,500	$40.42	February 5, 2017	2007 RSUs	2,500	$94,400
	2006 Options	7,500	2006 Options	2,500	$35.74	February 3, 2016	2006 RSUs	438	$16,539
	2005 Options	10,000	2005 Options	–	$37.49	February 9, 2015
	2004 Options	10,000	2004 Options	–	$30.91	February 2, 2014				VMA Units	6,500	$300,000
	2003 Options	10,000	2003 Options	–	$21.91	January 28, 2013
	2002 Options	4,500	2002 Options	–	$29.70	January 24, 2012

James A. Kilberg Sr. Vice President, Real Estate	2009 Options	–	2009 Options	20,000	$33.75	February 9, 2019	2009 RSUs	3,500	$132,160
	2008 Options	3,750	2008 Options	11,250	$42.98	February 4, 2018	2008 RSUs	3,750	$141,600
	2007 Options	7,500	2007 Options	7,500	$40.42	February 5, 2017	2007 RSUs	2,500	$94,400
	2006 Options	7,500	2006 Options	2,500	$35.74	February 3, 2016	2006 RSUs	550	$20,768
	2005 Options	9,000	2005 Options	–	$37.49	February 9, 2015
	2004 Options	9,000	2004 Options	–	$30.91	February 2, 2014				VMA Units	5,500	$250,000
	2003 Options	5,000	2003 Options	–	$23.97	January 2, 2013

Larry D. Neilson Sr. Vice President, Business Development	2009 Options	–	2009 Options	16,000	$33.75	February 9, 2019	2009 RSUs	3,500	$132,160
	2008 Options	3,750	2008 Options	11,250	$42.98	February 4, 2018	2008 RSUs	2,250	$84,960
	2007 Options	7,500	2007 Options	7,500	$40.42	February 5, 2017	2007 RSUs	1,350	$50,976
	2006 Options	9,000	2006 Options	3,000	$35.74	February 3, 2016	2006 RSUs	625	$23,600
	2005 Options	9,000	2005 Options	–	$37.49	February 9, 2015
	2004 Options	9,000	2004 Options	–	$30.91	February 2, 2014				VMA Units	5,000	$250,000
	2003 Options	5,000	2003 Options	–	$21.91	January 28, 2013
	2002 Options	5,000	2002 Options	–	$22.21	January 15, 2012

(A)

Represents stock options held by each of the Named Executive Officers. The stock options vest 25% per year over four years, beginning one year after the grant date, and expire 10 years from the grant date.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 31

(B)	See footnote (A).

(C)

Represents restricted stock units held by each of the Named Executive Officers. Awards were granted on February 3, 2006, February 5, 2007, February 4, 2008 and February 9, 2009, and each award vests 25% per year over four years on February 3rd of each year of the vesting period. In addition, Mr. Lindquist was granted 20,000 restricted stock units on February 5, 2007 that vest entirely on February 3, 2011.

(D)	Represents the market value of unvested stock awards based on a price of $37.76, the closing stock price of the Company’s common stock on December 31, 2009.

(E)

Represents 2008 and 2009 value management awards. The three-year performance period for the 2008 and 2009 value management awards ends on December 31, 2010 and 2011, respectively. Value management awards vest at the end of their respective performance periods.

(F)

Represents the value of unearned 2008 and 2009 value management awards. Amounts shown are estimates calculated in accordance with SEC disclosure rules. The estimated value of the value management awards is the product of (i) the number of value management award units outstanding, multiplied by (ii) the deemed value management award unit value. For the 2008 value management award, the deemed value is $100 per unit for “target” performance under the terms of the award. Value management awards for 2008 are valued assuming the target performance goal ($100 per unit) is achieved because actual performance at December 31, 2009 exceeds “threshold” performance ($0 per unit) but is less than “target” performance ($100 per unit). For the 2009 value management award, the deemed value is $0 per unit for “threshold” performance under the terms of the award. Value management awards for 2009 are valued assuming the threshold performance goal ($0 per unit) is achieved because actual performance at December 31, 2009 does not exceed threshold performance.

32 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

Option Exercises and Stock Vested During 2009

The following table presents information about equity awards granted in previous years that vested during 2009. Information under the heading Option Awards pertains to the exercise of stock options by Named Executive Officers during 2009. No Named Executive Officer exercised any stock options during 2009. Information under the heading Stock Awards pertains to dividend equivalent rights, value management awards and restricted stock units that vested during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(A)		Value Realized on Vesting ($)(B)

Rick R. Holley President and Chief Executive Officer	0	$0	DERs	1,871	$70,657
			VMAs	66,208	$2,500,000
			RSUs	8,500	$269,025
			TOTAL	76,579	$2,839,682

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	0	$0	DERs	689	$26,032
			VMAs	29,131	$1,100,000
			RSUs	4,250	$134.513
			TOTAL	34,070	$1,260,545

David W. Lambert Sr. Vice President and Chief Financial Officer	0	$0	DERs	197	$7,438
			VMAs	15,890	$600,000
			RSUs	2,937	$92,956
			TOTAL	19,024	$700,394

James A. Kilberg Sr. Vice President, Real Estate	0	$0	DERs	177	$6,694
			VMAs	10,593	$400,000
			RSUs	3,050	$96,533
			TOTAL	13,820	$503,227

Larry D. Neilson Sr. Vice President, Business Development	0	$0	DERs	177	$6,694
			VMAs	10,593	$400,000
			RSUs	2,050	$64,883
			TOTAL	12,820	$471,577

(A)

Represents the value of stock awards in 2009 expressed in shares of the Company’s common stock (value management awards and dividend equivalent rights are generally settled in cash). Amounts for dividend equivalent rights are equal to the quotient of (i) the dollar value of earned dividend equivalent rights and interest amounts vested in 2009, divided by (ii) $37.76, the closing price of the stock on December 31, 2009. Amounts for value management awards are equal to the quotient of (i) the payout value of the 2007 value management award units that vested on December 31, 2009, divided by (ii) $37.76, the closing price of the Company’s common stock on December 31, 2009. Amounts for restricted stock units represent the number of shares of the Company’s common stock acquired upon vesting.

(B)

Represents the value of stock awards vested in 2009. The value of the restricted stock units vested during 2009 is based on the stock price on the vesting date of $31.65. The value of value management award units vested during

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 33

2009 is based on the cash value of units earned for the performance period ending December 31, 2009. The value of dividend equivalent rights is based on the dollar value of earned dividend equivalent rights and interest amounts vested in 2009.

Pension Benefits as of December 31, 2009

The Company maintains three pension plans: the Supplemental Benefits Plan, the Supplemental Pension Plan and the Plum Creek Pension Plan. Only the Plum Creek Pension Plan is a tax-qualified defined benefit plan under the Internal Revenue Code (“IRC”). Officers whose earnings exceed IRC limitations for tax qualified plans accrue benefits that they would have had, but lost, because of such limitations under either the Supplemental Benefits Plan or the Supplemental Pension Plan. Some officers are prevented from participating in the qualified plan altogether because of IRC rules limiting the percentage of plan benefits that can accrue to individual plan participants. The Board designates the officers who participate in the Supplemental Benefits Plan. All officers of the Company who are not designated to participate in the Supplemental Benefits Plan participate in the Plum Creek Pension Plan and Plum Creek Supplemental Pension Plan.

Each plan provides a pension benefit that is based upon either a cash balance formula, final average pay formula or both. For those eligible to accrue benefits under each formula, on termination of service to the Company, they will receive the greater of the two benefit amounts. Under the cash balance formula, age-weighted pay credits are allocated to a hypothetical account for the participant. The pay credits range is from 4% to 6% of earnings (gross salary and annual incentive cash bonus). Amounts in the hypothetical account are allocated interest credits tied to the 30-year Treasury interest rate. The benefit amount under the final average pay formula is equal to (i) 1.1% of the highest five consecutive year average earnings (gross salary and annual incentive cash bonus) over the 10 years prior to termination from the Company, plus 0.5% of the highest five consecutive year average earnings over the previous 10 years in excess of one-third of the Old Age Survivors and Disability Insurance taxable wage base in effect during the year of termination, multiplied by (ii) the number of years of total credited service at the Company, up to a maximum of 30 years. Unless otherwise specified by the Plum Creek Board of Directors, officers who joined the Company after September 1, 2000 accrue benefits under the cash balance plan. Officers in the Supplemental Benefits Plan accrue benefits under the final average pay formula. Officers in the Supplemental Pension Plan who joined the Company prior to September 1, 2000 accrue benefits under each formula and, on termination of service to the Company, will receive the greater of the two benefit amounts. Benefits for Mr. Lindquist are calculated according to the final average pay formula. Benefits for Mr. Lambert are calculated according to both the final average pay and the cash balance formulas, and he will receive the greater of the two benefit amounts upon termination of service to the Company. Mr. Kilberg’s and Mr. Neilson’s benefits are each based on the cash balance formula.

Under each plan, a participant becomes eligible for early retirement at age 55 with 10 years of service. Before early retirement age, the benefit is significantly reduced under each plan. Under the Plum Creek Pension Plan and the Supplemental Pension Plan, the accrued benefit is reduced by 5% for each year the participant’s actual retirement date precedes age 62 up to a 25% total benefit reduction at age 57. Thereafter, the benefit is reduced by an additional 7% at age 56, 6% at age 55 and 17% at age 54. For the Supplemental Benefits Plan, the benefit is reduced by 2% for each year the participant’s actual retirement date precedes the date the participant would have attained age 65, or the date the participant could have retired after attaining age 60 with 30 years of credited service, if earlier, up to a 20% total benefit reduction at age 55. At age 54, the benefit is reduced by an additional 35%. Given these total benefit reduction factors, the early retirement benefits earned under these plans substantially increases once the participant reaches at least age 55 with 10 years of service to the Company. Early retirement does not affect benefits accrued under the cash balance formula. Mr. Lindquist and Mr. Lambert are eligible for early retirement benefits in 2015, assuming they maintain continuous employment with the Company from now until then. Mr. Kilberg and Mr. Neilson are not eligible for early retirement benefits because their benefits are based on the cash balance formula.

34 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

In addition to the foregoing benefit reductions, benefits accrued under the Plum Creek Pension Plan, and any benefits paid from any predecessor pension plans, reduce on a dollar-for-dollar basis the benefits payable from either the Supplemental Benefits Plan or the Supplemental Pension Plan. Payments from predecessor plans for Messrs. Holley and Lambert are $100,000 and $20,000, respectively.

All benefits under the Supplemental Benefits Plan and Supplemental Pension Plan are paid in the form of a lump sum payable six months following the participant’s date of termination. Under the Plum Creek Pension Plan, participants may elect to have benefits paid either in the form of an annuity or in the form of a lump sum payment payable any time between the first of the month following termination and age 65. For non-cash balance formula plan participants, lump sum payments are calculated based on the 30-year Treasury interest rate in effect during the year the participant terminates.

In lieu of the benefit described above, an enhanced benefit is payable to Mr. Holley upon reaching age 55. Mr. Holley turned 55 during 2007. This enhanced annual benefit, payable in the form of a lump sum six months following his date of termination, equals 50% of his highest five consecutive year average earnings out of the last ten years. This percentage increases 2% for each year Mr. Holley continues employment with the Company beyond age 55. As of December 31, 2009, he is eligible for an enhanced annual benefit equal to 55.67% of his highest five consecutive year average earnings out of the last ten years. This benefit is reduced by the $100,000 payment described above and by Mr. Holley’s estimated primary Social Security benefit.

The following table presents information about each Named Executive Officer’s pension benefits.

Name	Plan Name	Number of Years Credited Service (#)(A)	Present Value of Accumulated Benefit ($)(B)	Payments During Last Fiscal Year ($)

Rick R. Holley President and Chief Executive Officer	Supplemental Benefits Plan	27	$13,377,600	$ 0

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	Supplemental Benefits Plan	8	$538,540	$ 0

David W. Lambert Sr. Vice President and Chief Financial Officer	Supplemental Pension Plan	21	$736,216	$ 0
	Plum Creek Pension Plan	21	$356,081	$ 0

James A. Kilberg Sr. Vice President, Real Estate	Supplemental Pension Plan	7	$208,514	$ 0
	Plum Creek Pension Plan	7	$94,960	$ 0

Larry D. Neilson Sr. Vice President, Business Development	Supplemental Pension Plan	7	$177,701	$ 0
	Plum Creek Pension Plan	7	$86,366	$ 0

(A)

Represents the number of years of credited service under the Plum Creek Pension Plan (a tax qualified plan), the Supplemental Pension Plan and the Supplemental Benefits Plan, as applicable. As discussed on page 34 under Pension Benefits as of December 31, 2009, some officers have accrued benefits under more than one plan because of earnings exceeding IRC limitations for tax qualified plans.

(B)

Represents the present value of accumulated benefits assuming retirement at the earliest age at which unreduced benefits could be paid. Age 65 was assumed for all participants except for Messrs. Holley and Lambert, the reported amounts for which assumed immediate retirement for Mr. Holley (since he is now eligible for early

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 35

retirement) and age 62 for Mr. Lambert. For a complete discussion of the other assumptions used in computing the amounts in Present Value of Accumulated Benefits, see the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 25, 2010, Part II, Item 8 Notes to Consolidated Financial Statements—Note 12 Employee Pension and Retirement Plans.

Nonqualified Deferred Compensation for 2009

Named Executive Officers have the opportunity to participate in the Plum Creek Timber Company, Inc. Deferral Plan (the “Deferral Plan”). Under the terms of the Deferral Plan, each Named Executive Officer may choose to defer receipt of all or any portion of his or her base salary, annual cash incentive bonus under the Annual Incentive Plan or payouts in cash or stock of value management awards. No other form of compensation may be deferred under the Deferral Plan. Deferred amounts earn a market investment rate of return that varies with the Named Executive Officer’s specific choice of investment among those investments offered by the Deferral Plan administrator. Participants may invest in the same mutual funds that are available to participants in our Thrift and Profit Sharing Plan.

At the time a deferral election is made, participants must make a distribution election among the following choices: lump sum payment following termination of service to the Company, five annual payments following termination of service to the Company or ten annual payments following termination of service to the Company. Payments will be made, or in the case of annuities will begin, in January of the year following termination of service for all terminations occurring between January 1st and June 30th. Payments will be made or will begin in July of the year following termination of service for all terminations occurring between July 1st and December 31st. Under the terms of the Deferral Plan, participants may not modify their distribution election.

The following table presents information about compensation deferred by the Named Executive Officer.

Name	Executive Contributions in Last FY ($)(A)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(B)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(C)

Rick R. Holley President and Chief Executive Officer	$0	$0	$0	$0	$0

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	$201,600	$0	$154,571	$0	$1,077,552

David W. Lambert Sr. Vice President and Chief Financial Officer	$0	$0	$0	$0	$0

James A. Kilberg Sr. Vice President, Real Estate	$0	$0	$0	$0	$0

Larry D. Neilson Sr. Vice President, Business Development	$0	$0	$0	$0	$0

(A)	Represents amounts voluntarily deferred by the Named Executive Officers during 2009. These amounts are also reported as Salary in the Summary Compensation Table.

(B)	Represents investment earnings or losses on deferred compensation. These earnings represent a market-based rate of return based on the investment elections made by the Named Executive Officer.

36 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

(C)

Represents the balance of all deferred compensation by the Named Executive Officer through December 31, 2009, including earnings on such deferred amounts. Amounts deferred prior to 2009 totaling $756,800 were reported in previous years in the summary compensation tables of the Company’s proxy statements.

Termination Payments at December 31, 2009

No officer of the Company has an employment or change-in-control contract other than termination and change-in-control provisions in the Stock Incentive Plan that apply to any incentive award granted under the plan.

The Stock Incentive Plan, pursuant to which the stock options, restricted stock awards, restricted stock units and value management awards are granted, contains specific termination and change-in-control provisions. According to the terms of the plan, if the Named Executive Officer is terminated by the Company within one year following a change-in-control for any reason other than for Cause, or if the Named Executive Officer is to resign for Good Reason:

•	All unvested stock options would become fully vested and exercisable;

•	All restrictions applicable to any shares of restricted stock awards would lapse and all outstanding restricted stock units would vest; and

•

The maximum performance goal measure for each value management award would be deemed to be achieved, and a pro rata amount (based on the number of months elapsed with respect to each performance period) of each award would be paid in cash to the NEO within 10 business days of termination.

Under the Stock Incentive Plan, the term “Cause” is defined to mean: (i) a plan participant’s conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof; (ii) action by a plan participant involving personal dishonesty, theft or fraud in connection with the plan participant’s duties as an employee of the Company or a subsidiary of the Company; or (iii) if applicable, a breach of any one or more material terms of a plan participant’s employment agreement with the Company. The term “Good Reason” is defined to mean, without a plan participant’s written consent: (i) a reduction in the plan participant’s titles, positions, duties and responsibilities as in effect immediately prior to a change in control; (ii) a reduction in the plan participant’s annual base salary or aggregate compensation and benefits opportunities as in effect immediately prior to a change in control; or (iii) relocation of the plan participant’s principal place of employment to a location more than 35 miles from the plan participant’s principal place of employment immediately prior to a change in control.

Furthermore, if a Named Executive Officer is terminated due to death or total disability, there are similar accelerated vesting provisions, except that unvested value management awards are forfeited. Pension and nonqualified deferred compensation benefits are not enhanced upon termination. See pages 34, 35 and 36 of this Proxy Statement for information about accrued pension benefits and accrued nonqualified deferred compensation benefits.

The Company also maintains a broad-based severance program covering all employees which provides up to ten weeks’ pay depending on years of service. For certain position elimination separations, the Company has provided extended benefits equal to two weeks of pay for every year of service up to one year in consideration of a waiver and release for all potential claims. The Committee reserves the right to adjust this program for executives as well.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 37

The following table presents information about cash payments and the cash value of accelerated vesting that would be payable to, or realized by, the Named Executive Officer upon a termination of employment following a change in control or by reason of the death or total disability of the Named Executive Officer.

	Termination of Service—Change in Control(A)				Termination of Service—Death or Total Disability(B)
Name	Value Management Awards	Stock Options	Restricted Stock/ Units	Total	Value Management Awards	Stock Options	Restricted Stock/ Units	Total

Rick R. Holley President and Chief Executive Officer	$3,500,000	$606,850	$1,208,320	$5,315,170	$0	$606,850	$1,208,320	$1,815,170

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	$1,100,000	$278,325	$1,302,720	$2,681,045	$0	$278,325	$1,302,720	$1,581,045

David W. Lambert Sr. Vice President and Chief Financial Officer	$633,333	$105,300	$422,458	$1,161,092	$0	$105,300	$422,458	$527,758

James A. Kilberg Sr. Vice President, Real Estate	$533,333	$85,250	$388,928	$1,007,511	$0	$85,250	$388,928	$474,178

Larry D. Neilson Sr. Vice President, Business Development	$500,000	$70,220	$291,696	$861,916	$0	$70,220	$291,696	$361,916

(A)

Calculations assume that on December 31, 2009, (i) a change-in-control occurred and (ii) each of the Named Executive Officers is terminated and eligible for enhanced benefits under the Company’s Stock Incentive Plan. The change in control value of unvested stock options and restricted stock units represents the intrinsic value of those awards based on a price of $37.76, the closing stock price of the Company’s common stock on December 31, 2009. Value management awards are valued based on a maximum value of $200 per unit.

(B)

Calculations assume that on December 31, 2009, each of the Named Executive Officer’s employment with the Company is terminated due to death or total disability. The termination of service value of unvested stock options and restricted stock units represents the intrinsic value of those awards based on a price of $37.76, the closing price of the Company’s common stock on December 31, 2009. Value management awards are forfeited.

Risk Management Implications of Compensation Policies and Practices

This section contains information relating to potential risks arising from the Company’s compensation policies and practices, and the steps taken to mitigate any such risks.

The Compensation Committee conducted a risk assessment of the Company’s compensation policies and practices and concluded that these policies and practices are not likely to have a material adverse impact on the Company. Although a significant portion of our executive compensation is performance-based, the Committee does not believe that it encourages unnecessary risk-taking. The Compensation Committee has focused on using the Company’s compensation policies and practices to align the interests of executives with the long-term interests of the Company and its stockholders. Specific aspects of the Company’s compensation policies and practices with risk implications are discussed below:

•

Annual Incentive Plan. Short-term incentives awarded under the Company’s Annual Incentive Plan comprise approximately 20% to 25% of an executive officer’s total direct compensation. In addition, Annual Incentive Plan

38 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

awards are based on Company-wide performance; the activities of individual NEOs or business units are not rewarded separately, but only as they contribute to the overall success of the Company. Annual Incentive Plan awards are capped as a percentage of an executive officer’s base salary as set forth below. Finally, the Compensation Committee retains discretion to adjust awards under the Annual Incentive Plan depending on particular discrete events that occur during the year, allowing it to account for one-time events that may not provide long-term shareholder benefit. These factors balance the benefits of short-term incentives (offering market-competitive compensation packages that can attract and retain the executive talent needed to effectively lead the Company) against the risk of encouraging actions which are designed to achieve short-term boosts in share value at the expense of the long-term value goals of the Company.

Executive	Less than 80% of financial goal achieved	80% of financial goal achieved	100% of financial goal achieved	120% of financial goal achieved
CEO	No bonus paid	55% of salary	110% of salary	165% of salary
EVP/COO	No bonus paid	45% of salary	90% of salary	135% of salary
SVP/CFO/VP	No bonus paid	40% of salary	80% of salary	120% of salary

•

Long-Term Incentives. A strong reliance on performance-based compensation aligns the interests of our executive officers with those of our shareholders. Because awards are made annually, and a four year vesting schedule applies to stock options and restricted stock awards, executive officers always have unvested awards that could decrease in value if they do not manage the business for long-term value. These factors reduce the risk that executive officers would act to increase short-term value at the cost of the Company’s long-term interests.

•

Stock Options. With a few specific exceptions, employees who leave the Company must exercise their vested stock options within thirty (30) days of their termination of employment. This could create an incentive for employees to act in a way that artificially inflates the share price immediately prior to leaving the Company. To partially reduce this risk, the Compensation Committee amended all outstanding stock option awards to extend the exercise period for vested stock options from thirty (30) days to three years from the date of termination (or through the expiration date of the stock option if earlier) for employees who retire from the Company with at least ten years of service and who are at least 55 years old. Employees who retire at or after normal retirement age (65) may exercise vested stock options until the expiration date of the option.

•

Value Management Awards. Value management awards have value only if Plum Creek performs well relative to peer groups over a three-year performance period. Compensation tied to performance that meets or exceeds that of our peers most closely aligns the interests of executive officers with shareholders. By awarding approximately half of executive officers’ long-term incentives in the form of value management awards, the Company believes it maintains the correct balance between market competitiveness and aligning the interests of executive officers and shareholders.

•

Share Ownership Guidelines. All executive officers are required to hold a sufficient amount of stock to ensure that changes in our stock performance affect our executive officers as it affects our shareholders. Executive officers who do not meet or exceed these guidelines must take half of any future value management award payments in stock, until they meet the guidelines. All executive officers who have served in that capacity since at least 2009 satisfy these guidelines.

Clawback Provision. To further reduce the incentives to seek short-term gains at the expense of long-term shareholder value, the Compensation Committee adopted a “claw-back” policy effective for compensation awards made after December 31, 2009, that applies to all executive officers of the Company. The policy requires executive officers to reimburse the Company for the entire amount of any payment of a value management award, or any proceeds received from the sale of stock acquired upon vesting of restricted stock units or the exercise of stock

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 39

options, if, in the Committee’s judgement, such payments or gains were predicated upon financial results that were fraudulent or subject to material negative restatement by the SEC.

Equity Compensation Plan Information

The following table summarizes options and other rights outstanding under Plum Creek’s equity-based compensation plans as of December 31, 2009:

Plan category	Securities to Be Issued Upon Exercise(A)	Weighted- Average Exercise Price(B)	Securities Available for Future Issuance(C)

Equity compensation plans approved by security holders	3,089,962	$35.47	7,430,993
Equity compensation plans not approved by security holders	–	–	–

(A)	Number of securities to be issued upon exercise of outstanding stock options and upon vesting of 232,227 outstanding restricted stock units at December 31, 2009.

(B)	Weighted-average exercise price of outstanding stock options does not include unvested restricted stock units at December 31, 2009, which have a weighted-average grant date fair value of $38.38.

(C)

Represents shares available for future issuance under the Stock Incentive Plan. At December 31, 2009, 5.0 million shares of the 12.4 million shares available for issuance under the Stock Incentive Plan have been used for the grant of non-qualified stock options, the grant of restricted stock and restricted stock units, the payment of earned value management awards and earned dividend equivalent rights. The number of shares to be issued in connection with value management awards and dividend equivalent rights is not determinable until the end of their respective performance periods. For a description of the various stock-based grants that may be issued under the Stock Incentive Plan, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 25, 2010, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Share-Based Compensation Plans.

RELATED PARTY TRANSACTIONS

The Company’s Code of Conduct governs related party transactions for the Company’s directors, officers and employees and requires potential conflicts of interest to be reported to the Company’s legal department. The Company’s policy covers any transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be involved and in which any related person had, has or will have a material interest. The Company’s policy recognizes that these transactions can present potential or actual conflicts of interest and create the appearance that corporate decisions are based on considerations other than the best interests of the Company and its stockholders. Nevertheless, the Company’s policy recognizes that there may be situations where a related party transaction may be in, or may not be inconsistent with, the best interests of the Company and its stockholders, including situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on terms comparable to those provided to or by unrelated third parties.

The legal department reviews all information regarding a related party transaction and assesses whether an actual or proposed transaction is or may be inconsistent with the Company’s policy. If the legal department determines that the actual or proposed transaction is or may be inconsistent with the Company’s policy, the transaction is submitted to the Board of Directors for review. In reviewing a transaction, the legal department and the Board take into

40 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

consideration all of the relevant facts and circumstances available to them, including, but not limited to: (1) the related person’s relationship to the Company and interest in the transaction; (2) the material facts of the transaction, including the amount involved; (3) the benefits to the Company of the transaction; and (4) an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated party.

In addition, any related party transaction involving a director is reviewed annually by the Corporate Governance and Nominating Committee and the Board of Directors in determining the independence of the Company’s directors under the Board’s categorical standards for director independence, SEC rules and the NYSE listing standards. Directors and executive officers are required annually to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. The Corporate Governance and Nominating Committee reviews all transactions and relationships disclosed in the questionnaires and the Board makes a formal determination regarding each director’s independence under the Board’s and the NYSE’s independence standards.

For a description of related party transactions during 2009, see Compensation Committee Interlocks and Insider Participation below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No person who served as a member of the Compensation Committee at any time during 2009 has any compensation committee interlocks or other insider participation to report. Ms. Josephs and Messrs. McLeod, Tobias and White served as members of the Compensation Committee during 2009. No person who served as a member of the Compensation Committee at any time during 2009 is, or was, an officer or employee of the Company. During 2009, the Company paid $499,152 to Norfolk Southern Railway Company for rail transportation services. These payments were made pursuant to a series of arm’s-length negotiated transactions and represent less than 3% of the Company’s total railway transportation costs. Mr. Tobias served as vice president and director of Norfolk Southern Railway Company until his retirement in March of 2009.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, consisting entirely of independent non-employee directors, has furnished the following report on executive compensation:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on its review and discussions, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in this Proxy Statement.

The foregoing report has been submitted by the following members of the Compensation Committee:

Robin Josephs, Robert B. McLeod, Stephen C. Tobias and Martin A. White (Chairman)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board, certain officers of the Company designated by the Board and persons who hold more than 10 percent of the Company’s common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of, and transactions in, the Company’s securities and furnish to the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) of the Exchange Act for the year ended December 31, 2009 were met in a timely manner by such designated officers, Board members and greater than 10 percent stockholders.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 41

PROPOSAL 2

Ratify Appointment of the Independent Auditors For 2010

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Ernst & Young LLP (“Ernst & Young”) currently serves as the Company’s independent auditors and that firm conducted the audit of the Company’s accounts for the year 2009. The Audit Committee appointed Ernst & Young in February of 2010 to serve as independent auditors to conduct an audit of the Company’s accounts for the year 2010, subject to ratification by stockholders. A representative of Ernst & Young will attend the Annual Meeting and be available to respond to appropriate questions and have the opportunity to make a statement if he or she desires to do so.

Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young, and it may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if the stockholders ratify the appointment of Ernst & Young, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS ON THE ENCLOSED PROXY CARD.

INDEPENDENT AUDITORS

Fees to the Independent Auditors for 2008 and 2009

Ernst & Young billed the Company for the following services for the years ended December 31, 2008 and December 31, 2009:

	2008	2009
Audit Fees	$1,358,957	$1,220,597
Audit-Related Fees (A)	$166,975	$69,980
Tax Fees (B)	$415,311	$545,000
All Other Fees	$0	$0
Total Fees	$1,941,243	$1,835,577

(A)

For 2009, consulting services relating to financial accounting and financial reporting standards relating to the Company’s timberland joint venture and one large timberland sale transaction. For 2008, consulting services relating to financial accounting and financial reporting standards relating to the Company’s timberland joint venture and three large timberland sale transactions.

(B)

For 2009, tax planning and research in the amount of $356,151 and tax compliance services (including U.S. federal returns) and tax examination assistance in the amount of $188,849. For 2008, tax planning and research in the amount of $320,238 and tax compliance services (including U.S. federal returns) and tax examination assistance in the amount of $95,073.

All of the services provided by the independent auditors in 2008 and 2009 were pre-approved by the Audit Committee, which concluded that the provision of such services by the independent auditors was compatible with the

42 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

maintenance of its independence in the conduct of its auditing functions. Consistent with the terms of its charter, the Audit Committee is required to pre-approve all audit and non-audit services provided by the independent auditors. The Audit Committee may delegate its pre-approval responsibility to a single member of the Audit Committee, provided that any pre-approval decisions made by any such single Committee member is presented to and discussed by the full Committee at its next scheduled meeting. This responsibility has been delegated to Mr. McDonald, the Chairman of the Audit Committee, with respect to services to be provided prior to any scheduled meeting of the Committee.

PROPOSAL 3

Stockholder Proposal

Newground Social Investment, on behalf of Ms. Nancy M. Herbert, holder of 85 shares of common stock, has notified the Company that it intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Company has no responsibility, is set forth below.

Shareholder Proposal on Vote-Counting

RESOLVED: The shareholders of Plum Creek Timber Company, Inc. (the “Company” or “Plum Creek”) hereby ask the Board of Directors to take the steps necessary to amend the Company’s governing documents to provide that all matters presented to shareholders for decision shall be decided by a majority of the shares voted FOR and AGAINST the item (or, as with director elections, shares voted for and withheld from voting for a given nominee). This policy shall apply to all matters unless shareholders have expressly approved the use of a higher threshold for specific types of items.

Supporting Statement

Plum Creek is incorporated in Delaware, where the default rule is that shareholders are entitled to decide matters presented to them by a majority of the votes cast FOR or AGAINST the item, unless the Company has specified a different threshold for approval.

Plum Creek does not follow that standard, but instead deems a matter approved only if the number of shares voted FOR a proposal exceed the entire number of votes AGAINST, plus abstentions, plus broker non-votes represented at the meeting.

This choice makes Plum Creek an outlier among its peers in the S&P 500, which generally permit a simple majority of shares to decide all matters (with limited exceptions, such as votes on mergers or other extraordinary events).

It is also contrary to recent corporate governance trends, including the introduction of majority voting for directors at many companies, as well as the recent change of NYSE listing standards that forbid brokers from giving a company discretionary authority to vote uninstructed shares in uncontested director elections.

The problem with the current system is illustrated by a vote at the 2009 annual meeting, where a 56.9% majority of shares voted were cast in favor of a proposal urging the Company to adopt an advisory shareholder vote on executive compensation (“Say-on-Pay”).

Despite that strong level of support, the Company announced that the item had been defeated because it had garnered only 31% of the total votes actually cast, plus the abstentions, plus the broker non-votes.

The 2005 annual meeting saw a similar occurrence, where a shareholder proposal on political disclosure received a 56.2% majority of the FOR and AGAINST votes cast, yet management reported that it was defeated.

In our view the current system does not serve the interest of shareholders, and empowers management at the expense of the Company’s owners. Ironically, the current practice unduly counts the actions of those who consciously abstain from voting or who do not vote at all, while at the same time it can effectively nullify the vote of shareholders who care enough to vote, and who do vote to actively recommend the adoption of specific policies.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 43

This proposal gives the Company flexibility to adopt higher thresholds for extraordinary transactions or other items, provided that shareholders expressly approve the use of any higher standard.

Therefore, we urge a vote FOR what we view as a common-sense proposal to improve corporate governance at our Company.

Company Statement

The Board of Directors considered this proposal and concluded that, for the most part, it had merit. In response, the Board amended the Company Bylaws, effective February 9, 2010, to reflect the voting standard followed by most corporations incorporated in the state of Delaware, where Plum Creek is incorporated.

For an item of business to be approved at a stockholder meeting (other than director elections or other matters with a legally specified vote standard), the Company Bylaws now require approval of a majority of shares present and entitled to vote on the specific item in question. Under this new voting standard, broker non-votes, if any, no longer have any effect on the vote outcome. Abstentions, however, would continue to have the same effect as a vote against the item of business. For a full description of what constitutes a broker non-vote and an abstention, along with their respective effects on the required vote, see Vote Required and Method of Counting Votes on page 3 of this Proxy Statement.

Previously, for an item of business to be approved, the Company Bylaws had required approval by a majority of shares present and entitled to vote at the meeting. Broker non-votes and abstentions are considered present and entitled to vote at the meeting. Therefore, under the prior standard, broker non-votes and votes to abstain had the same effect as a vote “against” the item of business.

The shareholder proponent had sought an amendment that would have caused both broker non-votes and abstentions to have no effect on the vote outcome. However, the Board believes that following the default Delaware law standard is consistent with what the majority of Delaware incorporated companies do. The Board also believes that the proponent of an item of business, be it management or a shareholder, bears the burden of persuading voting stockholders to vote in favor of the item. An abstention vote represents, in the Board’s view, a failure to do this.

As with the previous vote standard, the new vote requirement applies identically and equally to both management sponsored proposals and shareholder sponsored proposals. A copy of the relevant provision in the Company Bylaws showing the changes effected by the amendment is attached to this Proxy Statement as Appendix B.

In light of the Board’s action to amend the Company Bylaws and thereby address the shareholder proposal in large part, the Company asked the shareholder proponent to withdraw their proposal. However, the shareholder declined.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THIS PROPOSAL AND RECOMMENDS THAT YOU VOTE “AGAINST” IT ON THE ENCLOSED PROXY CARD.

OUTSTANDING CAPITAL STOCK

The common stock of the Company is its only class of voting capital stock. The Company’s common stock is traded on the New York Stock Exchange. The record date for stockholders entitled to vote at the meeting is the close of business on March 10, 2010. At the close of business on that date, the Company had 162,906,652 issued and outstanding shares of common stock, $.01 par value. The closing price of the Company’s common stock on that date was $36.75 per share.

44 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

STOCKHOLDER PROPOSALS

The Company anticipates that the next Annual Meeting of stockholders will be held in May of 2011. Any stockholder who desires to submit a proposal for inclusion in the proxy materials related to the next Annual Meeting of stockholders must do so in writing and it must be received at the Company’s principal executive offices on or before November 30, 2010. Any stockholder proposal submitted for inclusion in the Company’s proxy materials must comply with the requirements of Rule 14a-8 under the Exchange Act.

In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received at the Company’s principal executive offices not later than March 5, 2011. The Company Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Company Bylaws, not earlier than February 3, 2011 and not later than March 5, 2011. Article II, Section 5 of the Company Bylaws governs submission of matters for presentation at stockholder meetings.

ANNUAL REPORT

This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2009. Stockholders are referred to such report for financial and other information about the activities of the Company. Except for those pages specifically incorporated into this Proxy Statement, such report is not to be deemed a part of the proxy soliciting material.

ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, WITHIN ONE BUSINESS DAY OF RECEIPT OF THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO PLUM CREEK TIMBER COMPANY, INC., INVESTOR RELATIONS, 999 THIRD AVENUE, SUITE 4300, SEATTLE, WASHINGTON, 98104-4096, OR BY TELEPHONE AT (800) 858-5347 IF CALLING WITHIN THE UNITED STATES AND CANADA, OR AT (206) 467-3600 IF CALLING OUTSIDE THE UNITED STATES AND CANADA (CALL COLLECT).

INCORPORATION BY REFERENCE

According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the following document or portion thereof is incorporated by reference: “Executive Officers of the Registrant” from Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on February 25, 2010.

OTHER MATTERS

In the event that any matter not described herein is properly presented for a stockholder vote at the meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters that might be presented for stockholder action at the meeting.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | 45

APPENDIX A

Abercrombie & Fitch Co /DE/
Allegheny Energy, Inc
Allegheny Technologies Inc
Allergan Inc
Altera Corp
Ambac Financial Group Inc
American Tower Corp /MA/
Apartment Investment & Management Co
Applera Corp
Autodesk Inc
Bank of New York Mellon Corp
Bard C.R. Inc /NJ/
Bemis Co Inc
Big Lots Inc
Biogen Idec Inc
BJ Services Co
BMC Software Inc
Boston Properties Inc
Broadcom Corp
Brown Forman Corp
CA, Inc.
CB Richard Ellis Group Inc
CenturyTel Inc
Cincinnati Financial Corp
Cintas Corp
Citizens Communications Co
Citrix Systems Inc
Claiborne Liz Inc
Clorox Co /DE/
CME Group Inc.
Coach Inc
Cognizant Technology Solutions Corp
Comerica Inc /NEW/
Commerce Bancorp Inc /NJ/
Compuware Corp
CONSOL Energy Inc
Convergys Corp
Dynegy Inc.
E*TRADE Financial Corp
Ecolab Inc
El Paso Corp /DE
Electronic Arts Inc
ENSCO International Inc
EOG Resources Inc
Equifax Inc
Equity Residential
Expedia, Inc.
Expeditors International of Washington Inc
Fidelity National Information Services, Inc.
First Horizon National Corp
Fiserv Inc

Forest Laboratories Inc
General Growth Properties Inc
Genzyme Corp
Gilead Sciences Inc
H&R Block Inc
Half Robert International Inc /De/
Harman International Industries Inc /De/
Hasbro Inc
Hercules Inc
Hershey Co
Hospira Inc
Host Hotels & Resorts, Inc.
Hudson City Bancorp Inc
Huntington Bancshares Inc /MD
IMS Health Inc
International Flavors & Fragrances Inc
Intuit Inc
Janus Capital Group Inc
JDS Uniphase Corp /CA/
Jones Apparel Group Inc
Juniper Networks Inc
King Pharmaceuticals Inc
KLA-Tencor Corp
Laboratory Corp of America Holdings
Legg Mason Inc
Linear Technology Corp /CA/
LSI Logic Corp
M&T Bank Corp
Manitowoc Co Inc
Marshall & Ilsley Corp /WI/
MBIA Inc
MEMC Electronic Materials Inc
Meredith Corp
MGIC Investment Corp
Microchip Technology Inc
Millipore Corp /MA
Molex Inc
Monster Worldwide Inc
Moodys Corp. /DE/
Mylan Laboratories Inc
Nabors Industries Ltd
National Semiconductor Corp
Network Appliance Inc
New York Times Co
Newmont Mining Corp /DE/
Nicor Inc
Noble Corp
Noble Energy Inc
Northern Trust Corp
Novellus Systems Inc
NVIDIA Corp

NYSE Euronext
Pactiv Corp
Patterson Companies, Inc.
Paychex Inc
Perkinelmer Inc
Pinnacle West Capital Corp
PNC Financial Services Group Inc
Polo Ralph Lauren Corp
Price T Rowe Group Inc
ProLogis
Public Storage, Inc.
Questar Corp
RadioShack Corp
Rockwell Collins Inc
Rowan Companies Inc
SanDisk Corp
Schwab Charles Corp
Scripps E.W. Co /DE
Sealed Air Corp /DE
Sigma-Aldrich Corp
Simon Property Group Inc /DE/
Snap-On Inc
Sovereign Bancorp Inc
Spectra Energy Corp.
St. Jude Medical Inc
Stanley Works
Synovus Financial Corp
Teco Energy Inc
Tellabs Inc
Teradyne Inc
Thermo Fisher Scientific Inc.
Tiffany & Co
Titanium Metals Corp
Torchmark Corp
Transocean Inc
UST Inc
Verisign Inc /CA
Vornado Realty Trust
Vulcan Materials Co
Waters Corp /DE/
Watson Pharmaceuticals Inc
Wendys International Inc
Western Union Co
Windstream Corp
Wm. Wrigley Jr. Co
Wyndham Worldwide Corp
Xilinx Inc
XTO Energy Inc
Zimmer Holdings Inc
Zions Bancorporation /UT/

A-1 | PLUM CREEK 2010 NOTICE AND PROXY STATEMENT

APPENDIX B

SECTION 9 OF ARTICLE II OF THE AMENDED AND RESTATED BY-LAWS

Section 9. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-laws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented in person or by proxy at the meeting and entitled to vote on such question ~~thereat~~, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

PLUM CREEK 2010 NOTICE AND PROXY STATEMENT | B-1

MAP TO THE WASHINGTON ATHLETIC CLUB

Reprinted with the permission of the Washington Athletic Club

PLUM CREEK ANNUAL STOCKHOLDER MEETING

MAY 4, 2010 - 2:00 P.M.

WASHINGTON ATHLETIC CLUB

Driving Instructions

Northbound on Interstate Highway 5

Take the Seneca Street Exit

Turn right on Sixth Avenue

Southbound on Interstate Highway 5

Take the Union Street Exit

From Union Street, turn left on Fifth Avenue

Turn left on University Street

Turn left on Sixth Avenue

Westbound on Interstate Highway 90

Merge to Interstate Highway 5 Northbound

Take the Madison Street Exit

Turn left on Madison Street

Turn right on Sixth Avenue

Address

Washington Athletic Club

1325 Sixth Avenue, Seattle,

Washington 98101

•      The Washington Athletic Club is located in downtown Seattle on Sixth Avenue, between Union Street and University Street.

•      Washington Athletic Club Parking is available one block north of the club entrance, just past Union Street on the left.

[Form of Proxy Card]

PLUM CREEK TIMBER COMPANY, INC.

999 THIRD AVENUE, SUITE 4300

SEATTLE, WASHINGTON 98104-4096

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 3, 2010, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Plum Creek in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 3, 2010, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Plum Creek Timber Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

[CONTROL NUMBER]

TO VOTE, MARK BLOCKS BELOW IN BLUE		KEEP THIS PORTION FOR YOUR RECORDS
OR BLACK INK AS FOLLOWS:	☒

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

PLUM CREEK TIMBER COMPANY, INC.	[CONTROL NUMBER]

The Board recommends a vote FOR each nominee listed below:

Proposal 1 ELECTION OF DIRECTORS.		For	Against	Abstain

1a	Rick R. Holley	☐	☐	☐

1b	Robin Josephs	☐	☐	☐

1c	John G. McDonald	☐	☐	☐

1d	Robert B. McLeod	☐	☐	☐

1e	John F. Morgan Sr.	☐	☐	☐

1f	Marc F. Racicot	☐	☐	☐

1g	John H. Scully	☐	☐	☐

1h	Stephen C. Tobias	☐	☐	☐

1i	Martin A. White	☐	☐	☐

The Board recommends a vote FOR Proposal 2:

Proposal 2	For	Against	Abstain
PROPOSAL TO RATIFY APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR 2010.	☐	☐	☐

The Board recommends a vote AGAINST Proposal 3:

Proposal 3	For	Against	Abstain
PROPOSAL TO AMEND THE COMPANY BYLAWS TO CHANGE THE REQUIRED VOTE FOR APPROVAL OF ITEMS OF BUSINESS AT STOCKHOLDER MEETINGS.	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” each of the nominees for director in Proposal 1; “FOR” with respect to Proposal 2; and “AGAINST” with respect to Proposal 3.

For address changes or comments, please check this box and write them on the back where indicated. ☐

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN A REPRESENTATIVE CAPACITY, SIGN NAME AND PROVIDE TITLE.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 4, 2010. The Proxy Statement and Plum Creek’s Annual Report on Form 10-K for the year ended December 31, 2009 (including the 10-K Wrap) are available on Plum Creek’s web site at http://proxy.plumcreek.com, which does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. The Proxy Statement and Annual Report are also available at www.proxyvote.com, where stockholders may vote their proxies over the Internet.

Attending the Meeting in Person. Directions to the location of the Annual Meeting are available on Plum Creek’s web site at http://proxy.plumcreek.com.

PROXY

This Proxy is Solicited on Behalf of the Board of Directors for

the 2010 Annual Meeting of Stockholders, May 4, 2010.

The undersigned acknowledges receipt of (a) the Notice of 2010 Annual Meeting of the Stockholders of Plum Creek Timber Company, Inc. (the “Company”), (b) the accompanying Proxy Statement and (c) the Annual Report of the Company for its fiscal year ended December 31, 2009. Rick R. Holley, David W. Lambert and James A. Kraft, or any one of them, with power of substitution and revocation, are hereby appointed Proxies of the undersigned to vote all stock of the Company which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders to be held at the Washington Athletic Club, located at 1325 Sixth Avenue, Seattle, Washington 98101, on May 4, 2010 at 2:00 p.m., local time, or any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting or any adjournment or postponement thereof.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” WITH RESPECT TO PROPOSAL 2, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” WITH RESPECT TO PROPOSAL 3, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

YOU MAY ALSO VOTE VIA TELEPHONE OR INTERNET. SEE INSTRUCTIONS ON REVERSE SIDE.

The validity of this proxy is governed by the law of the State of Delaware. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting of Stockholders.

CONTINUED AND TO BE SIGNED ON REVERSE	Address Changes/Comments:

PLUM CREEK TIMBER COMPANY, INC.
999 THIRD AVENUE, SUITE 4300 SEATTLE, WASHINGTON 98104-4096	(If you noted any address changes above, please check corresponding box on the reverse side).